Exhibit 10.16

Redacted Version

PORTIONS OF THIS AGREEMENT DENOTED WITH THREE ASTERISKS (***) HAVE BEEN

OMITTED AND WILL BE SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT

WITH THE SECURITIES AND EXCHANGE COMMISSION

Amended and Restated Crude Oil Supply Agreement

Between

Vitol Inc.

And

Coffeyville Resources Refining & Marketing, LLC

Dated August 31, 2012

PORTIONS OF THIS AGREEMENT DENOTED WITH THREE ASTERISKS (***) HAVE BEEN

OMITTED AND WILL BE SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT

WITH THE SECURITIES AND EXCHANGE COMMISSION

i

PORTIONS OF THIS AGREEMENT DENOTED WITH THREE ASTERISKS (***) HAVE BEEN

OMITTED AND WILL BE SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT

WITH THE SECURITIES AND EXCHANGE COMMISSION

Article 8 CRUDE OIL INSPECTION AND MEASUREMENT	22
8.1 Delivered Volumes	22
8.2 Quality of Delivered Volumes	23
8.3 Inspector’s Reports	23
8.4 Recalibration of Designated Tanks	23

Article 9 PRICE AND PAYMENT FOR CRUDE OIL	23
9.1 Crude Oil Purchase Price	23
9.2 Withdrawal Invoices	25
9.3 Calculation of the Transfer Price	26
9.4 True-Ups	26
9.5 Payment Terms Adjustment	27
9.6 Other Statements	27
9.7 Payment	27
9.8 Disputed Payments	28

Article 10 TAXES	28

Article 11 INFORMATION AND REQUESTS FOR ADEQUATE ASSURANCES	28
11.1 Financial Information	28
11.2 Notification of Certain Events	29
11.3 Adequate Assurances	29
11.4 Eligible Collateral	30
11.5 Failure to Give Adequate Assurance	30
11.6 Coffeyville Right to Terminate	30

Article 12 REFINERY TURNAROUND, MAINTENANCE AND CLOSURE	30
12.1 Scheduled Maintenance	30
12.2 Unscheduled Maintenance	30
12.3 Failure to Accept Deliveries	31

Article 13 COMPLIANCE WITH APPLICABLE LAWS	31
13.1 Compliance With Laws	31
13.2 Reports	31

Article 14 FORCE MAJEURE	31
14.1 Event of Force Majeure	31
14.2 Notice	32
14.3 Termination and Curtailment	32
14.4 Resumption of Performance	32

Article 15 MUTUAL REPRESENTATIONS, WARRANTIES AND COVENANTS	32

PORTIONS OF THIS AGREEMENT DENOTED WITH THREE ASTERISKS (***) HAVE BEEN

OMITTED AND WILL BE SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT

WITH THE SECURITIES AND EXCHANGE COMMISSION

Article 16 DEFAULT AND REMEDIES	34
16.1 Events of Default	34
16.2 Remedies	35
16.3 Instructions Concerning Operational Matters	36
16.4 Forbearance Period	36
16.5 Additional Remedies for Vitol Event of Default	36

Article 17 FINAL SETTLEMENT AT TERMINATION	37
17.1 Effects of Termination	37
17.2 Close Out of Transactions Under the Agreement	37
17.3 Payment of Termination Payment	38
17.4 Close Out of Specified Transactions	38
17.5 Non-Exclusive Remedy	38
17.6 Indemnity	39

Article 18 INDEMNIFICATION AND CLAIMS	39
18.1 Vitol’s Duty to Indemnify	39
18.2 Coffeyville’s Duty to Indemnify	39
18.3 Notice of Indemnity Claim	40
18.4 Defense of Indemnity Claim	40
18.5 Settlement of Indemnity Claim	40

Article 19 LIMITATION ON DAMAGES	41

Article 20 AUDIT RIGHTS	41

Article 21 CONFIDENTIALITY	41
21.1 Confidentiality Obligation	41
21.2 Disclosure	41
21.3 Tax Matters	42

Article 22 GOVERNING LAW	42
22.1 Choice of Law	42
22.2 Jurisdiction	42
22.3 Waiver	42

Article 23 ASSIGNMENT	42
23.1 Successors	42
23.2 No Assignment	42
23.3 Null and Void	43
23.4 Assignment of Claims	43

Article 24 NOTICES	43

Article 25 NO WAIVER, CUMULATIVE REMEDIES	44
25.1 No Waiver	44
25.2 Cumulative Remedies	44

PORTIONS OF THIS AGREEMENT DENOTED WITH THREE ASTERISKS (***) HAVE BEEN

OMITTED AND WILL BE SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT

WITH THE SECURITIES AND EXCHANGE COMMISSION

Article 26 NATURE OF THE TRANSACTION AND RELATIONSHIP OF PARTIES	44
26.1 No Partnership	44
26.2 Nature of the Transaction	44
26.3 No Authority	45

Article 27 MISCELLANEOUS	45
27.1 Severability	45
27.2 Entire Agreement	45
27.3 No Representations	45
27.4 Time of the Essence	45
27.5 No Third Party Beneficiary	45
27.6 Survival	46
27.7 Counterparts	46
27.8 FCPA	46
27.9 Guarantees	46
27.10 Bill of Sale	46

SCHEDULES
Schedule A Delivery Points
Schedule B Designated Tanks
Schedule C Procedure for Crude Oil Shipments on the Spearhead Pipeline
Schedule D Bundled Transactions
Schedule E Notice of Payment Days
Schedule F Volume Determination and Payment Procedure for Commencement Date Sale Volumes and CRCT Cushing Volumes Portion of Final Inventory

EXHIBITS
Exhibit A Form of Coffeyville Guaranty
Exhibit B Form of Vitol Guaranty
Exhibit C Form of Temporary Assignment
Exhibit D Form of Bill of Sale

PORTIONS OF THIS AGREEMENT DENOTED WITH THREE ASTERISKS (***) HAVE BEEN

OMITTED AND WILL BE SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT

WITH THE SECURITIES AND EXCHANGE COMMISSION

Amended and Restated Crude Oil Supply Agreement

This Amended and Restated Crude Oil Supply Agreement (“Agreement”) is entered into effective as of August 31, 2012, between Vitol Inc., a company incorporated under the laws of Delaware (“Vitol”), and Coffeyville Resources Refining & Marketing, LLC, a limited liability company formed under the laws of Delaware (“Coffeyville”) (Vitol and Coffeyville are each referred to individually herein as a “Party” or collectively as “Parties”).

WHEREAS Coffeyville owns a petroleum refinery in Coffeyville, Kansas (“Coffeyville Refinery”);

WHEREAS Wynnewood Refining Company, LLC (“WRC”) is an affiliate of Coffeyville and WRC owns a petroleum refinery in Wynnewood, Oklahoma (“WRC Refinery”); and

WHEREAS Coffeyville purchases crude oil for use at the Coffeyville Refinery and also purchases crude oil for use at the WRC Refinery; and

WHEREAS Coffeyville desires to have Vitol supply Crude Oil to Coffeyville for Coffeyville’s purchase for processing at the Coffeyville Refinery and the WRC Refinery beginning on the Commencement Date and throughout the Term of this Agreement, and Vitol is willing to supply Crude Oil to Coffeyville pursuant to the terms hereof;

NOW, THEREFORE, in consideration of the premises and the respective promises, conditions, terms and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Vitol and Coffeyville do hereby agree as follows:

ARTICLE 1

DEFINITIONS AND CONSTRUCTION

1.1 Definitions. For purposes of this Agreement, including the foregoing recitals, the following terms shall have the meanings indicated below:

“Accumulation Days” means, for any Business Day, the number of prior Crude Oil Withdrawal days (including the current Business Day) not documented by either a Crude Oil Withdrawal Invoice or a Provisional Crude Oil Withdrawal Invoice.

“Adequate Assurance” has the meaning set forth in Section 11.3.

“Affiliate” means, in relation to any Person, any entity controlled, directly or indirectly, by such Person, any entity that controls, directly or indirectly, such Person, or any entity directly or indirectly under common control with such Person. For this purpose, “control” of any entity or Person means ownership of a majority of the issued shares or voting power or control in fact of the entity or Person.

PORTIONS OF THIS AGREEMENT DENOTED WITH THREE ASTERISKS (***) HAVE BEEN

OMITTED AND WILL BE SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT

WITH THE SECURITIES AND EXCHANGE COMMISSION

“Agreed Costs” means, for purposes of calculating the Transfer Price, any transportation or other costs that the Parties mutually deem to apply with respect to the specified Transaction. It is the intent of the Parties that Agreed Costs shall only be applicable with the consent of both Parties.

“Agreement” or “this Agreement” means this Amended and Restated Crude Oil Supply Agreement, as may be amended, modified, supplemented, extended, renewed or restated from time to time in accordance with the terms hereof, including any Exhibits and Schedules attached hereto.

“API” means the American Petroleum Institute.

“Applicable Law” means (i) any law, statute, regulation, code, ordinance, license, decision, order, writ, injunction, decision, directive, judgment, policy, decree and any judicial or administrative interpretations thereof, (ii) any agreement, concession or arrangement with any Governmental Authority or (iii) any applicable license, permit or compliance requirement applicable to either Party, including Environmental Laws.

“Bankrupt” means a Person that (i) is dissolved, other than pursuant to a consolidation, amalgamation or merger, (ii) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due, (iii) makes a general assignment, arrangement or composition with or for the benefit of its creditors, (iv) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditor’s rights, or a petition is presented for its winding-up or liquidation, (v) has a resolution passed for its winding-up, official management or liquidation, other than pursuant to a consolidation, amalgamation or merger, (vi) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for all or substantially all of its assets, (vii) has a secured party take possession of all or substantially all of its assets, or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all of its assets, (viii) causes or is subject to any event with respect to it which, under Applicable Law, has an analogous effect to any of the events specified in clauses (i) through (vii) above, inclusive, or (ix) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in any of the foregoing acts.

“Bankruptcy Code” means Title 11, U.S.C. §§ 101 et seq., as amended from time to time.

“Barrel” means forty-two (42) net U.S. gallons, measured at 60° F.

“Base Interest Rate” means the lesser of (i) the applicable three—month LIBOR rate of interest, as adjusted from time to time, and (ii) the maximum rate of interest permitted by Applicable Law. LIBOR shall be established on the first day on which a determination of the Base Interest Rate is to be made under this Agreement and shall be adjusted daily based on available LIBOR quotes.

PORTIONS OF THIS AGREEMENT DENOTED WITH THREE ASTERISKS (***) HAVE BEEN

OMITTED AND WILL BE SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT

WITH THE SECURITIES AND EXCHANGE COMMISSION

“Bill of Sale” has the meaning set forth in 27.10.

“B/L Volumes” has the meaning set forth in Section 8.1.

“Broome Station” means the pump station owned by CRCT located near Caney, Kansas, approximately twenty-two (22) miles west of the Coffeyville Refinery where the Plains pipeline delivers crude oil into the CRCT pipeline.

“Bundled Transactions” shall mean a series of crude oil purchase, sale and/or exchange transactions that are executed for operational expediency as a unified transaction for the purpose of purchasing a predetermined volume of Crude Oil, of one grade, delivery month and receipt point. For greater certainty, Bundled Transactions shall mean the types of transactions set forth on Schedule D.

“Business Day” means a twenty-four (24)-hour period commencing 12:01 am CT on a weekday on which banks are open for general commercial business in New York City.

“Catastrophic Loss” means any loss of Crude Oil resulting from a spill, fire, explosion or other casualty loss.

“Closed Days” means the number of days between the current Business Day and the next successive Business Day.

“Coffeyville” has the meaning set forth in the preamble of this Agreement.

“Coffeyville Guaranty” means the guaranty issued by Coffeyville’s parent entity, CVR Energy, Inc., in the form attached hereto as Exhibit A.

“Coffeyville’s Operational Rights” means Coffeyville’s rights and remedies with respect to the movement and purchase of Crude Oil after an Event of Default by Vitol, which shall include the right (i) to store Crude Oil in the Designated Tanks and (ii) to instruct Pipeline Operators and Terminal Operators with respect to the delivery of Crude Oil to the Refineries.

“Commencement Date” means the first date above written or such other date as is mutually agreed by the Parties.

“Commencement Date Sale Volumes” means the total quantity of crude oil contained in the following Designated Tanks and at other locations that, prior to the Commencement Date, was owned by Coffeyville but as of the Commencement Date will be sold by Coffeyville to Vitol including, but not limited to the following: tank numbers (***) at the Plains Marketing terminal in Cushing (“Wynnewood Cushing Volumes”); tank numbers (***) in the Plains Marketing terminal in Duncan, Oklahoma

PORTIONS OF THIS AGREEMENT DENOTED WITH THREE ASTERISKS (***) HAVE BEEN

OMITTED AND WILL BE SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT

WITH THE SECURITIES AND EXCHANGE COMMISSION

(“Wynnewood Duncan Volumes”); tank numbers (***) in the terminal owned by CRCT in Cushing along with the volumes of crude oil owned by Coffeyville contained in the pipeline connecting the CRCT Cushing Tanks to the Plains Marketing Cushing terminal (the amount of crude oil in such tanks and in such pipeline shall be referred to as the “CRCT Cushing Volumes” and such tanks (including such connecting pipeline) themselves shall be referred to as the “CRCT Cushing Tanks”); book entry volumes at the Enterprise Cushing Storage Facility (“Enterprise Cushing Volumes”) and volumes at the Plains Marketing Midland, Texas terminal (“Plains Midland Volumes”) and at the Enterprise Midland, Texas terminal (“Enterprise Midland Volumes”). The amount of and the sale price for the Commencement Date Sale Volumes will be determined as set forth in Schedule F.

“Confirmation” means a written communication confirming the terms of a Third Party Contract between Vitol and a Counterparty, for the sale of Crude Oil, which shall specify the price, volume, grade, quality, quantity, delivery point, date of delivery, identity of the Counterparty and payment and performance terms.

“Contract Price” shall mean the purchase price for Crude Oil specified in a Third Party Contract.

“Counterparty” means, with respect to a Third Party Contract, the third party suppliers of Crude Oil to be purchased by Vitol and sold to Coffeyville pursuant to the terms hereof.

“Cover Exposure” has the meaning set forth in Section 11.4.

“CRCT” means Coffeyville Resources Crude Transportation, LLC, an Affiliate of Coffeyville.

“CRCT Cushing Tanks” has the meaning set forth in the definition of Commencement Date Sale Volumes herein.

“CRCT Cushing Volumes” has the meaning set forth in the definition of Commencement Date Sale Volumes herein.

“Crude Oil” means all crude oil that Vitol purchases and sells to Coffeyville or for which Vitol assumes the payment obligation pursuant to this Agreement. Crude Oil does not, however, include Gathered Crude.

“Crude Oil Gains and Losses” means any difference (positive or negative) for a stated period between the volume of Crude Oil purchased by Vitol from one or more Counterparties and the corresponding volume that is actually delivered to Coffeyville at the Delivery Point, which results from in-transit gains and losses excluding any Catastrophic Loss.

PORTIONS OF THIS AGREEMENT DENOTED WITH THREE ASTERISKS (***) HAVE BEEN

OMITTED AND WILL BE SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT

WITH THE SECURITIES AND EXCHANGE COMMISSION

“Crude Oil Lot” shall mean (i) the discrete volume of Crude Oil acquired by Vitol from a Counterparty pursuant to a Third Party Contract and (ii) any Crude Oil Lots that Coffeyville elects to pool and treat as a single Crude Oil Lot. For pricing purposes, Coffeyville may only pool Crude Oil Lots that (x) are of the same grade, and (y) are based on the same WTI Contract month. For ease of administration, pooled Crude Oil Lots will be volumetrically averaged and priced as a single Crude Oil Lot. The Parties acknowledge and agree that a Crude Oil Lot may be comprised of more than one parcel (if multiple WTI Contracts are selected) and that such individual parcels of a Crude Oil Lot shall be identified in a given Crude Oil Withdrawal for pricing purposes.

“Crude Oil Withdrawal” has the meaning set forth in Section 7.2.

“Crude Oil Withdrawal Invoice” means an invoice for a specific Crude Oil Withdrawal.

“CT” means the prevailing time in the Central Time zone.

“Cushing” means the crude oil storage, blending and transfer facilities located at or near Cushing, Oklahoma. The Cushing located Designated Tanks are set forth on Schedule B.

“Daily Capital Charge” has the meaning set forth in Section 9.5.

“Day Charge” means the Base Interest Rate (***), calculated on the basis of a 360-day year.

“Deemed L/C Fee” means the fee applicable to all letter of credit transactions entered into in connection with Transactions. For ease of administration, the Parties deem such fee to be equal to (***)% of the principle amount of the subject letter of credit.

“Default” or “Event of Default” means an occurrence of the events or circumstances described in Article 16.

“Defaulting Party” has the meaning set forth in Section 16.2.

“Delivery Point” shall be as described on Schedule A attached hereto.

“Designated Tanks” means, the tanks set forth on Schedule B in Cushing and Duncan, Oklahoma and the pipeline connecting the Designated Tanks to the Delivery Points; provided, however, that Coffeyville may, upon prior written notice to Vitol, amend Schedule B by adding or deleting tanks therefrom. The Designated Tanks shall only contain Crude Oil.

“Duncan Junction” means the pump station owned and operated by Plains, located near Duncan, Oklahoma, in the SW quarter of Section 30-15-7W, Stephens County, OK.

PORTIONS OF THIS AGREEMENT DENOTED WITH THREE ASTERISKS (***) HAVE BEEN

OMITTED AND WILL BE SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT

WITH THE SECURITIES AND EXCHANGE COMMISSION

“Eligible Collateral” means, at Coffeyville’s discretion, (a) a Letter of Credit, for a duration and in an amount sufficient to cover the Cover Exposure, (b) a prepayment in an amount equal to the Cover Exposure, or (c) a surety instrument for a duration and in an amount reasonably sufficient to cover a value up to the Cover Exposure, in form and substance reasonably satisfactory to Vitol and issued by a financial institution or insurance company reasonably acceptable to Vitol.

“Ellis Junction” means the pump station owned and operated by Plains, located near the town of Elmore City, OK, in the SE quarter of Section 25-25N-2W, Garvin County, OK.

“Enterprise Cushing Volumes” has the meaning set forth in the definition of Commencement Date Sale Volumes herein.

“Environmental Law” means any existing or past Applicable Law, policy, judicial or administrative interpretation thereof or any legally binding requirement that governs or purports to govern the protection of persons, natural resources or the environment (including the protection of ambient air, surface water, groundwater, land surface or subsurface strata, endangered species or wetlands), occupational health and safety and the manufacture, processing, distribution, use, generation, handling, treatment, storage, disposal, transportation, release or management of solid waste, industrial waste or hazardous substances or materials.

“Excel Pipeline System” means the crude oil pipeline transportation system and related facilities located between Duncan, Oklahoma and Wynnewood, Oklahoma that are owned and operated by Sunoco Pipeline L.P, including the pipeline, injection stations, breakout storage tanks, crude oil receiving and delivery facilities and any associated or adjacent facility.

“FCPA” has the meaning set forth in Section 27.8.

“Final Inventory” shall have the meaning set forth in Section 17.1.

“Forbearance Period” has the meaning set forth in Section 16.4.

“Force Majeure” means any cause or event reasonably beyond the control of a Party, including fires, earthquakes, lightning, floods, explosions, storms, adverse weather, landslides and other acts of natural calamity or acts of God; navigational accidents or maritime peril; vessel damage or loss; strikes, grievances, actions by or among workers or lock-outs (whether or not such labor difficulty could be settled by acceding to any demands of any such labor group of individuals and whether or not involving employees of Coffeyville Refinery, WRC Refinery or Vitol); accidents at, closing of, or restrictions upon the use of mooring facilities, docks, ports, pipelines, harbors, railroads or other navigational or transportation mechanisms; disruption or breakdown of, explosions or accidents to wells, storage plants, terminals, machinery or other facilities; acts of war,

PORTIONS OF THIS AGREEMENT DENOTED WITH THREE ASTERISKS (***) HAVE BEEN

OMITTED AND WILL BE SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT

WITH THE SECURITIES AND EXCHANGE COMMISSION

hostilities (whether declared or undeclared), civil commotion, embargoes, blockades, terrorism, sabotage or acts of the public enemy; any act or omission of any Governmental Authority; good faith compliance with any order, request or directive of any Governmental Authority; curtailment, interference, failure or cessation of supplies reasonably beyond the control of a Party; or any other cause reasonably beyond the control of a Party, whether similar or dissimilar to those above and whether foreseeable or unforeseeable, which, by the exercise of due diligence, such Party could not have been able to avoid or overcome. For the avoidance of doubt, the termination or expiration of any Terminal Agreement, unless caused by the fault of a Party, shall be an event of Force Majeure provided that substantially similar substitute tankage has not been provided by Coffeyville.

“GAAP” means generally accepted accounting principles in the United States, applied consistently with prior practices.

“Gathered Crude” means the crude oil acquired by Coffeyville and/or WRC (or any of their Affiliates) in Kansas, Missouri, North Dakota, Oklahoma, Texas, Wyoming and all states adjacent to Kansas, Missouri, North Dakota, Oklahoma, Texas and Wyoming. Notwithstanding anything in this Agreement to the contrary, any crude oil which is transported in whole or in part via railcar or truck shall be considered Gathered Crude for purposes of this Agreement.

“Governmental Authority” means any federal, state, regional, local or municipal governmental body, agency, instrumentality, authority or entity established or controlled by a government or subdivision thereof, including any legislative, administrative or judicial body, or any person purporting to act therefor, and shall include NYMEX.

“Indemnified Party” has the meaning set forth in Section 18.3.

“Indemnifying Party” has the meaning set forth in Section 18.3.

“Independent Inspector” means an independent third party inspection company that is generally recognized in the petroleum industry as experienced in measuring the quantity and quality of petroleum products. Unless specifically provided otherwise in this Agreement, the Parties shall mutually appoint the Independent Inspector and the costs thereof shall be included in the calculation of the Transfer Price.

“Initial Term” has the meaning set forth in Section 3.1.

“Keystone” means, collectively, TransCanada Keystone Pipeline Limited Partnership and TransCanada Keystone Pipeline, LP.

“Keystone Agreement” has the meaning set forth in Section 6.6(d).

“Keystone Pipeline” means the crude oil pipeline systems of Keystone extending from Hardisty (Alberta – Canada) to Cushing (Oklahoma – USA).

PORTIONS OF THIS AGREEMENT DENOTED WITH THREE ASTERISKS (***) HAVE BEEN

OMITTED AND WILL BE SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT

WITH THE SECURITIES AND EXCHANGE COMMISSION

“Letter of Credit” means an originally signed or telex of an irrevocable standby letter of credit issued in favor of Vitol in form and substance satisfactory to Vitol by a bank acceptable to Vitol and delivered to Vitol in an amount acceptable to Vitol, for which all costs incurred in the issuance thereof have been or will be paid by Coffeyville.

“Liabilities” means any losses, claims, charges, damages, deficiencies, assessments, interests, penalties, costs and expenses of any kind (including reasonable attorneys’ fees and other fees, court costs and other disbursements), directly or indirectly arising out of or related to any claim, suit, proceeding, judgment, settlement or judicial or administrative order, including any Liabilities with respect to Environmental Laws.

“LIBOR” means the London Interbank Offered Rate for three-month U.S. dollar deposits (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBOR01 Page (or any successor page) at approximately 11:00 a.m. (London, England time), two (2) Business Days prior to the first (1st) day of such three-month period. If for any reason such rate is not available, LIBOR shall be, for any specified period, the rate per annum reasonably determined by Vitol as the rate of interest at which U.S. Dollar deposits in the approximate subject amount would be offered by major banks in the London interbank Eurodollar market at their request at or about 10:00 a.m. (London, England time) two (2) Business Days prior to the first day of such period for a term comparable to such period.

“Liquidation Amount” has the meaning set forth in Section 17.2.

“Monthly Crude Nomination” has the meaning set forth in Section 7.1.

“NYMEX” means the New York Mercantile Exchange.

“NSV” or “Net Standard Volume” means the total volume of all petroleum liquids, excluding sediment and water and free water, corrected by the appropriate volume correction factor for the observed temperature and API Gravity, relative density, or density to a standard temperature such as 60 degrees Fahrenheit and also corrected by the applicable pressure correction factor and meter factor.

“Origination Fee” shall mean a fee payable by Coffeyville to Vitol in the amount of $(***) per Barrel for each Barrel of Crude Oil purchased by Vitol for supply to Coffeyville under the terms of this Agreement; except that, (i) a single fee of $(***) per Barrel shall apply to the resultant volume of Crude Oil purchased pursuant to a Bundled Transaction, irrespective of the fact that the Bundled Transaction includes multiple related legs; and (ii) no Origination Fee shall apply to Gathered Crude.

“Party” or “Parties” has the meaning set forth in the preamble of this Agreement.

“Payment Days” has the meaning set forth in Section 9.2(c).

PORTIONS OF THIS AGREEMENT DENOTED WITH THREE ASTERISKS (***) HAVE BEEN

OMITTED AND WILL BE SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT

WITH THE SECURITIES AND EXCHANGE COMMISSION

“Payment Terms Adjustment” has the meaning set forth in Section 9.5.

“Performing Party” has the meaning set forth in Section 16.2.

“Person” means an individual, corporation, partnership, limited liability company, joint venture, trust or unincorporated organization, joint stock company or any other private entity or organization, Governmental Authority, court or any other legal entity, whether acting in an individual, fiduciary or other capacity.

“Pipeline Operator” means the entity that schedules and tracks Crude Oil in a Pipeline System.

“Pipeline System” means the Seaway Pipeline System, the Plains Pipeline System, the Excel Pipeline System, the Sunoco Pipeline System or any other pipeline system that may be used to transport Crude Oil to the Delivery Point.

“Plains” means Plains Pipeline, L.P.

“Plains Duncan Volumes” has the meaning set forth in the definition of Commencement Date Sale Volumes herein.

“Plains Marketing” means Plains Marketing, L.P.

“Plains Midland Volumes” has the meaning set forth in the definition of Commencement Date Sale Volumes herein.

“Plains Pipeline System” means the crude oil pipeline transportation system and related facilities located in the states of Kansas and Oklahoma that serve directly or indirectly the Coffeyville Refinery or the WRC Refinery and that are owned and operated by Plains, including the pipeline, injection stations, breakout storage tanks, crude oil receiving and delivery facilities and any associated or adjacent facility.

“Potential Event of Default” means any Event of Default with which notice or the passage of time would constitute an Event of Default.

“Provisional Crude Oil Withdrawal Invoice” means a pro-forma invoice for an anticipated Crude Oil Withdrawal that is not documented by a Crude Oil Withdrawal Invoice.

“Provisional Transfer Price” has the meaning set forth in Section 9.3(a).

“Refineries” means collectively the Coffeyville Refinery and the WRC Refinery and all of the related facilities owned and operated by them or their Affiliates, including the processing, storage, receiving, loading and delivery facilities, piping and related facilities, together with existing or future modifications or additions, and any associated or adjacent facility that is used by the Refineries to carry out the terms of this Agreement.

PORTIONS OF THIS AGREEMENT DENOTED WITH THREE ASTERISKS (***) HAVE BEEN

OMITTED AND WILL BE SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT

WITH THE SECURITIES AND EXCHANGE COMMISSION

“Renewal Term” has the meaning set forth in Section 3.2.

“Required Number of Invoices to be Paid” has the meaning set forth in Section 9.2(d).

“Scheduled Maintenance” means (i) regularly scheduled maintenance of the Refineries required or suggested by manufacturers or operators in the refining industry and (ii) maintenance that is otherwise prudent in accordance with standard industry operating and maintenance practices.

“Seaway Pipeline System” means the crude oil pipeline transportation system and related facilities located between Seaway Crude Pipeline Company’s wharfage facilities in Freeport, Texas, and Cushing, Oklahoma that are owned by Seaway Crude Pipeline Company and operated by Enterprise Pipeline Partners, L.P., including the pipeline, injection stations, breakout storage tanks, crude oil receiving and delivery facilities and any associated or adjacent facility.

“Spearhead Pipeline” means the pipeline system of that name that transports crude oil originating in Canada to Cushing, Oklahoma.

“SEC” means the Securities and Exchange Commission.

“Specified Indebtedness” means any obligation (whether present or future, contingent or otherwise, as principal or surety or otherwise) of Coffeyville in respect of borrowed money.

“Specified Transaction” means (i) any transaction (including an agreement with respect thereto) now existing or hereafter entered into between Vitol (or any Designated Affiliate of Vitol) and Coffeyville (or any Designated Affiliate of Coffeyville) (a) which is a rate swap transaction, swap option, basis swap, forward rate transaction, commodity swap, commodity option, commodity spot transaction, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option, weather swap, weather derivative, weather option, credit protection transaction, credit swap, credit default swap, credit default option, total return swap, credit spread transaction, repurchase transaction, reverse repurchase transaction, buy/sell-back transaction, securities lending transaction, or forward purchase or sale of a security, commodity or other financial instrument or interest (including any option with respect to any of these transactions) or (b) which is a type of transaction that is similar to any transaction referred to in clause (a) that is currently, or in the future becomes, recurrently entered into the financial markets (including terms and conditions incorporated by reference in such agreement) and that is a forward, swap, future, option or other derivative on one or more rates, currencies, commodities, equity securities or other equity instruments, debt securities or other debt instruments, or economic indices or measures of economic risk or value, (ii) any combination of these transactions and (iii) any other transaction identified as a Specified

PORTIONS OF THIS AGREEMENT DENOTED WITH THREE ASTERISKS (***) HAVE BEEN

OMITTED AND WILL BE SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT

WITH THE SECURITIES AND EXCHANGE COMMISSION

Transaction in this Agreement or the relevant confirmation; provided that, without limiting the generality of the foregoing, Specified Transaction shall include any “Transaction” that is subject to an ISDA Master Agreement between Vitol and Coffeyville, including any confirmations subject thereto.

“Specified Transaction Termination Amount” has the meaning set forth in Section 17.4.

“Taxes” means any and all foreign, federal, state and local taxes (other than taxes on income), duties, fees and charges of every description on or applicable to Crude Oil, including all gross receipts, environmental, spill, ad valorem and sales and use taxes, however designated, paid or incurred directly or indirectly with respect to the ownership, purchase, exchange, use, transportation, resale, importation or handling of Crude Oil or related WTI Contracts, including for any Tax, any interest, penalties or additions to tax attributable to any such Tax, including penalties for the failure to file any tax return or report.

“Temporary Assignment” means any of the agreements among Vitol, Coffeyville and a Terminal Operator, pursuant to which any Terminal Agreement is temporarily assigned by Coffeyville to Vitol in accordance with the terms of the Temporary Assignment, in the form attached hereto as Exhibit C.

“Term” has the meaning set forth in Section 3.2.

“Terminal Agreement” or “Terminal Agreements” means individually, or collectively, as the case may be, the (i) Lease Storage Agreement between Enterprise Crude Pipeline, LLC and Coffeyville dated March 1, 2011; (ii) Terminalling Agreement dated as of October 15, 2007 between Plains Marketing and Coffeyville; (iii) Amended and Restated Terminalling Agreement dated as of October 15, 2007 between Plains Marketing and Coffeyville; (iv) Throughput Agreement between Wynnewood Energy Company, LLC (“WEC”)(formerly known as Gary-Williams Energy Corporation (“GWEC”)) and Plains Marketing dated July 1, 2010 and assigned effective August 31, 2012 by WEC to Coffeyville; (v) Cushing Terminal Services Agreement between WEC (formerly known as GWEC) and Plains Marketing dated May 1, 2010 and assigned effective August 31, 2012 by WEC to Coffeyville; and (vi) Lease Storage Agreement between Coffeyville and Vitol dated August 31, 2012.

“Terminal Operator” or “Terminal Operators” means individually, or collectively, as the case may be, Enterprise Crude Pipeline LLC, Plains Marketing or Deeprock Oil Operating, LLC.

“Termination Date” has the meaning set forth in Section 17.2.

“Termination Payment” has the meaning set forth in Section 17.2.

“Third Party Claim” has the meaning set forth in Section 18.3.

PORTIONS OF THIS AGREEMENT DENOTED WITH THREE ASTERISKS (***) HAVE BEEN

OMITTED AND WILL BE SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT

WITH THE SECURITIES AND EXCHANGE COMMISSION

“Third Party Contract” means a contract entered into between Vitol and a Counterparty for the supply of Crude Oil to Coffeyville. A Third Party Contract shall include those sales of Crude Oil by Coffeyville to Vitol.

“Third Party Sale Transaction” has the meaning set forth in Section 6.2.

“Transactions” means any agreement by the Parties to purchase and sell Crude Oil pursuant to the terms of this Agreement.

“Transfer Price” has the meaning set forth in Section 9.1.

“Transportation and Direct Costs” has the meaning set forth in Section 9.1(d).

“True-Up Invoice” has the meaning set forth in Section 9.4.

“True-Up Payment” has the meaning set forth in Section 9.4.

“TSA” has the meaning set forth in Section 6.6(d).

“UCC” means the New York Uniform Commercial Code.

“Undrawn Letters of Credit” means, as of any date, the aggregate amount that Vitol may draw as of such date under all outstanding standby letters of credit in form and substance reasonably satisfactory to Vitol, in favor of Vitol, issued or confirmed by banks reasonably acceptable to Vitol then held by Vitol as credit support for the performance of Coffeyville’s obligations hereunder; provided that, for purposes of this definition, the available amount under any outstanding standby letter of credit that expires 30 days or less after such date shall be deemed to be zero.

“Vitol” has the meaning set forth in the preamble to this Agreement.

“Vitol Guaranty” means the guaranty issued by Vitol’s parent entity, Vitol Holdings BV, in the form attached hereto as Exhibit B.

“Withdrawal Invoice” means collectively, a Crude Oil Withdrawal Invoice and a Provisional Crude Oil Withdrawal Invoice.

“Working Capital Balance” means for each day in the applicable Working Capital Period, the cumulative balance during such Working Capital Period, calculated as the difference between (i) the amount of cash received from Coffeyville for the purchase of Crude Oil and (ii) the amount of cash expended by Vitol to purchase Crude Oil for Coffeyville during such Working Capital Period. It is the intention of the Parties that the Working Capital Balance shall be calculated as a running balance and that a negative balance shall indicate that more money was expended by Vitol during such period than received, and conversely, a positive balance shall indicate that more money was received by Vitol during such period than expended.

PORTIONS OF THIS AGREEMENT DENOTED WITH THREE ASTERISKS (***) HAVE BEEN

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“Working Capital Period” has the meaning set forth in Section 9.5.

“Working Capital Statement” has the meaning set forth in Section 9.5.

“WTI” means West Texas Intermediate crude oil and any crude oil meeting the specifications of the WTI NYMEX futures contract for delivery at Cushing, Oklahoma.

“WTI Contracts” means WTI NYMEX futures contracts on which the WTI Price component of the Transfer Price is based.

“WTI Differential” has the meaning set forth in Section 9.1(c).

“WTI Price” has the meaning set forth in Section 9.1(a).

“Wynnewood Cushing Volumes” has the meaning set forth in the definition of Commencement Date Sale Volumes herein.

“Wynnewood Duncan Volumes” has the meaning set forth in the definition of Commencement Date Sale Volumes herein.

1.2. Interpretation

(a) All references in this Agreement to Exhibits, Schedules, Articles and Sections refer to the corresponding Exhibits, Schedules, Articles and Sections of or to this Agreement unless expressly provided otherwise. All headings herein are intended solely for convenience of reference and shall not affect the meaning or interpretation of the provisions of this Agreement.

(b) All Exhibits and Schedules to this Agreement are attached hereto and by this reference incorporated herein for all purposes.

(c) Unless expressly provided otherwise, the words “this Agreement,” “herein,” “hereby,” “hereunder” and “hereof,” and words of similar import, refer to this Agreement as a whole and not to any particular Section. The words “this Article” and “this Section,” and words of similar import, refer only to the Article or Section hereof in which such words occur. The word “including” as used herein means “including without limitation” and does not limit the preceding words or terms.

(d) The Parties acknowledge that they and their counsel have reviewed and revised this Agreement and that no presumption of contract interpretation or construction shall apply to the advantage or disadvantage of the drafter of this Agreement.

PORTIONS OF THIS AGREEMENT DENOTED WITH THREE ASTERISKS (***) HAVE BEEN

OMITTED AND WILL BE SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT

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ARTICLE 2

TENOR OF THE AGREEMENT

During the Term of this Agreement, the Parties will enter into numerous transactions for the purchase and sale of Crude Oil. The Transfer Price for Transactions shall be a floating price based on the mutually agreed index of market prices (adjusted for contract differentials and index rolls), plus Vitol’s costs to acquire and deliver Crude Oil, and plus the Origination Fee, all as more specifically set forth in Article 9. It is the intention of the Parties that Vitol shall employ its global crude oil supply and distribution organization in an endeavor to identify and present to Coffeyville opportunities for Vitol to purchase for Coffeyville domestic, foreign and Canadian crude oil. Notwithstanding the foregoing, Coffeyville shall also have the right to identify and negotiate the terms and prices of Crude Oil to be acquired hereunder and present such Transactions to Vitol for execution thereof; provided that, such Transactions are in accordance with the provisions of this Agreement. Vitol shall not include any assessments for general marketing overhead to the Transfer Price. While Coffeyville intends to take responsibility to acquire Gathered Crude in its own name and on its own behalf, Vitol shall retain the right to present opportunities to Coffeyville for domestic Crude Oil. The Parties shall mutually cooperate in coordinating such Crude Oil supply activities so as to avoid pricing and logistic disruptions associated with both Coffeyville and Vitol approaching the same potential suppliers and shippers. Coffeyville shall maintain the right to conduct market enquiries; however, regardless of whether the opportunity is identified by Vitol or Coffeyville, all Crude Oil shall be purchased by Vitol from the Counterparty and resold to Coffeyville pursuant to the terms of this Agreement. For greater certainty, Vitol shall have the sole right to hold, transport and sell all of its Crude Oil as it deems fit, and in no event shall Coffeyville be entitled to claim ownership rights in any Crude Oil until purchased by Coffeyville in accordance with the terms of this Agreement. Notwithstanding the foregoing, Vitol shall be obligated to supply Crude Oil of equal quantity and of the same quality and grade at the applicable Transfer Price and at the time designated by Coffeyville for any Crude Oil acquired or agreed to be dedicated in anticipation of supply to Coffeyville pursuant to this Agreement; such obligation to supply being subject to Coffeyville’s compliance with nomination, payment and all other terms of this Agreement.

ARTICLE 3

TERM OF AGREEMENT

3.1 Initial Term. This Agreement shall become effective on the Commencement Date and shall continue until December 31, 2014 (“Initial Term”), unless (i) terminated earlier pursuant to the terms of this Agreement or (ii) terminated by Coffeyville at its sole and absolute discretion by written notice to Vitol provided on or before May 1, 2013, which termination would be effective December 31, 2013.

3.2 Renewal. Subject to the provisions of Section 3.1 above, the Initial Term shall automatically be extended for one or more one-year terms (each a “Renewal Term” and collectively the “Renewal Terms”), unless either Party delivers notice of its desire to terminate not less than one hundred eighty (180) days prior to the expiration of the Initial Term or the then current Renewal Term, as the case may be. The Initial Term and the Renewal Terms, if any, shall constitute the “Term” of this Agreement.

PORTIONS OF THIS AGREEMENT DENOTED WITH THREE ASTERISKS (***) HAVE BEEN

OMITTED AND WILL BE SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT

WITH THE SECURITIES AND EXCHANGE COMMISSION

ARTICLE 4

SALE OF CRUDE OIL TO COFFEYVILLE

4.1 Supply of Crude Oil. Beginning on the Commencement Date and subject to the availability of supply, Vitol agrees to locate Crude Oil opportunities for Coffeyville consistent with Coffeyville’s nominations made pursuant to Article 7. Vitol shall supply such Crude Oil to Coffeyville and Coffeyville agrees to purchase such Crude Oil from Vitol pursuant to the terms of this Agreement. In no event, however, shall Coffeyville have the right to claim an ownership interest in any volumes of Crude Oil prior to the transfer of title thereof pursuant to the provisions of Section 6.3. At all times prior to such transfer of title, Vitol shall have the exclusive right to store, transport or resell such Crude Oil, as it deems fit.

4.2 Exclusive Use. Subject to the provisions of this Agreement, Vitol will, during the Term, have (a) the sole and exclusive right to store Crude Oil in the Designated Tanks, and (b) the right to access the Designated Tanks to remove Crude Oil. Coffeyville shall have the right to add tanks to the list of Designated Tanks and/or delete tanks from the list of Designated Tanks upon delivery of not less than five (5) days prior written notice to Vitol. If a tank is to be removed from the list of Designated Tanks, Vitol shall remove all Crude Oil from such tank prior to the change in status thereof. If such Crude Oil is not transferred to another Designated Tank, any sale of such Crude Oil to a party other than Coffeyville shall be deemed to be a Third Party Sale Transaction subject to the provisions of Section 6.2. All Third Party Sale Transactions shall be made in a commercially reasonable manner with commercially reasonable terms and conditions.

4.3 Exclusive Supplier. Except for Gathered Crude, Vitol shall be the exclusive supplier of crude oil to Coffeyville during the Term. Unless otherwise agreed by the Parties, Crude Oil supplied under this Agreement shall be solely for use at the Refineries. Notwithstanding anything to the contrary in this Section 4.3, if Vitol does not supply Crude Oil to Coffeyville in accordance with the Monthly Crude Nomination, for whatever reason, Coffeyville shall have the full and complete right to acquire such volumes of Crude Oil from any Person for processing in the Refineries and this Agreement shall not apply to such purchases by Coffeyville, except that any Crude Oil so purchased by Coffeyville may not be commingled with any Crude Oil held by Vitol other than in connection with the exercise of Coffeyville’s Operational Rights.

4.4 Identification of Supply. Coffeyville and Vitol shall mutually cooperate to identify and negotiate supply arrangements with Counterparties that are consistent with Coffeyville’s nominations made pursuant to Article 7. Prior to the acquisition of any Crude Oil Lots, the Parties shall agree to the quantity and quality of Crude Oil desired by Coffeyville. In the event that such supply opportunities are identified by Coffeyville,

PORTIONS OF THIS AGREEMENT DENOTED WITH THREE ASTERISKS (***) HAVE BEEN

OMITTED AND WILL BE SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT

WITH THE SECURITIES AND EXCHANGE COMMISSION

Coffeyville shall promptly inform Vitol of the opportunity and Vitol shall enter into one or more Third Party Contracts on Coffeyville’s behalf. Notwithstanding the foregoing, Vitol shall have the right to reject such proposed opportunity if it determines, in its commercially reasonable discretion, that such Third Party Contract (a) is not structured in accordance with standard industry practices or on commercially marketable terms, (b) is not with a permissible Counterparty under Applicable Law, or (c) exposes Vitol to unacceptable credit or performance risk. In the event that a supply opportunity is identified by Vitol, Vitol will present the opportunity to Coffeyville for its approval, and Coffeyville will promptly advise Vitol in writing (via facsimile or e-mail) whether it accepts such opportunity. If Coffeyville fails to accept such opportunity within twenty-four (24) hours of receipt of Vitol’s notice, Coffeyville shall be deemed to have rejected such supply opportunity. Vitol shall supply Coffeyville with Crude Oil conforming to the delivery schedule and the quantity, quality and grade requirements, all as specified by Coffeyville pursuant to this Agreement; provided, however, that Coffeyville shall have no right to, or claim upon, any particular volume of Crude Oil held by Vitol.

4.5 Acknowledgment. Coffeyville acknowledges and agrees that (a) Vitol is a merchant of crude oil and may, from time to time, be dealing with prospective Counterparties, or pursuing trading or hedging strategies, in connection with aspects of Vitol’s business which are unrelated hereto and that such dealings and such trading or hedging strategies may be different from or opposite to those being pursued by or for Coffeyville; (b) Vitol may, in its sole discretion, determine whether to advise Coffeyville of any potential transaction with a Counterparty and prior to advising Coffeyville of any such potential transaction Vitol may, in its discretion, determine not to pursue such transaction or to pursue such transaction in connection with another aspect of Vitol’s business and Vitol shall have no liability of any nature to Coffeyville as a result of any such determination; (c) Vitol has no fiduciary or trust obligations of any nature with respect to the Refineries or Coffeyville, subject to the provisions herein regarding confidentiality set forth in Article 21 and provided, however, that Vitol shall have the obligation to keep confidential non-public information related to Crude Oil acquisitions by Coffeyville, and the obligation to execute Third Party Contracts in a manner consistent with this Agreement; (d) Vitol may enter into transactions and purchase crude oil for its own account or the account of others at prices more favorable than those being paid by Coffeyville hereunder and (e) nothing herein shall be construed to prevent Vitol, or any of its partners, officers, employees or Affiliates, in any way from purchasing, selling or otherwise trading in crude oil or any other commodity for its or their own account or for the account of others, whether prior to, simultaneously with, or subsequent to any transaction under this Agreement.

ARTICLE 5

PURCHASE OF CRUDE OIL FROM COUNTERPARTIES

5.1 Third Party Contracts.

(a) Terms of Third Party Contracts. The quantity and quality of Crude Oil sold and delivered to Coffeyville shall conform in all material respects to such specifications as agreed upon by Coffeyville prior to Vitol’s contractual commitment to purchase a Crude

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lOil Lot from a Counterparty. The terms and conditions of each Third Party Contract must conform to standard industry practices unless otherwise specifically agreed to by Vitol. All statements and representations made by Coffeyville’s employees shall be made on behalf of Coffeyville in its own capacity, and Coffeyville is not authorized to bind Vitol in connection with the negotiation or execution of any Third Party Contract, nor to make any representations to any Counterparty on behalf of Vitol. Unless expressly authorized by Vitol in writing, any advice, recommendations, warranties or representations made to any Counterparty by Coffeyville shall be the sole and exclusive responsibility of Coffeyville, and Coffeyville shall be liable for all errors, omissions or misinformation that it provides to Vitol or to any Counterparty.

(b) Conditional Acceptance. Coffeyville shall have no authority to bind Vitol to, or enter into on Vitol’s behalf, any Third Party Contract. If Coffeyville has negotiated an offer from a Counterparty for a quantity of Crude Oil that Coffeyville wishes to have Vitol acquire, Coffeyville may indicate to such Counterparty the conditional acceptance of such offer, which conditional acceptance shall be specifically subject to obtaining the agreement of Vitol to such offer. Promptly after giving such conditional acceptance, Coffeyville shall apprise Vitol in writing of the terms of such offer, and Vitol shall promptly determine and advise Coffeyville as to whether Vitol agrees to accept such offer. If Vitol indicates its desire to accept such offer, then Vitol shall promptly formally communicate its acceptance of such offer directly to such Counterparty (with a copy to Coffeyville), resulting in a binding Third Party Contract between Vitol and such Counterparty.

5.2 Confirmations. For each transaction involving the purchase and sale of Crude Oil, Vitol shall issue and send to Coffeyville a Confirmation.

5.3 Payment Responsibility. Vitol shall be responsible for paying Counterparty and third party invoices for such Crude Oil and all Transportation and Direct Costs, which Transportation and Direct Costs shall be included in the Transfer Price pursuant to Section 9.1(d). Vitol shall promptly provide Coffeyville with copies of all such Counterparty and third party invoices. All refunds or adjustments of any type received by Vitol related to the Transportation and Direct Costs shall be for the account of Coffeyville and a part of the True-Up Payment.

5.4 Crude Oil Gains and Losses. All Crude Oil Gains and Losses not covered by a Pipeline System tariff shall be for Coffeyville’s account and shall be included in the Transfer Price. With respect to Crude Oil Gains and Losses which are covered by a Pipeline System tariff, Vitol shall pass through to Coffeyville the positive value of any such Crude Oil gains and the negative value of any such Crude Oil losses provided for by the applicable Pipeline System tariff by adding or deducting, as appropriate, such amount to or from the True-Up Payment.

5.5 WARRANTY OF TITLE; WARRANTY DISCLAIMER. VITOL FULLY AND UNCONDITIONALLY WARRANTS THAT IT HAS CLEAR, GOOD AND MERCHANTABLE TITLE TO ALL CRUDE OIL SOLD TO COFFEYVILLE PURSUANT TO THIS AGREEMENT, AND THAT VITOL WILL FULLY AND COMPLETELY INDEMNIFY COFFEYVILLE FROM AND AGAINST ANY

PORTIONS OF THIS AGREEMENT DENOTED WITH THREE ASTERISKS (***) HAVE BEEN

OMITTED AND WILL BE SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT

WITH THE SECURITIES AND EXCHANGE COMMISSION

AND ALL CLAIMS BY ANY PERSON OR ENTITY FOR LIABILITIES ARISING FROM A BREACH OF THE FOREGOING WARRANTY OF TITLE. EXCEPT FOR THE WARRANTY OF TITLE AS SET FORTH IN THE FIRST SENTENCE OF THIS SECTION 5.5, VITOL MAKES NO WARRANTY, CONDITION OR OTHER REPRESENTATION, WRITTEN OR ORAL, EXPRESS OR IMPLIED, OF MERCHANTABILITY, FITNESS OR SUITABILITY OF CRUDE OIL FOR ANY PARTICULAR PURPOSE OR OTHERWISE. FURTHER, VITOL MAKES NO WARRANTY OR REPRESENTATION THAT CRUDE OIL CONFORMS TO THE SPECIFICATIONS IDENTIFIED IN VITOL’S CONTRACT WITH THE COUNTERPARTY.

5.6 Claims. The Parties shall consult with each other and coordinate how to handle and resolve any claims made by a Counterparty, a Pipeline Operator, Terminal Operator, vessel owner, supplier or transporter against Vitol or any claims that Vitol may bring against any such Person. In all instances wherein claims are made by a third party against Vitol which will be for the account of Coffeyville, Coffeyville shall have the right to either direct Vitol to take commercially reasonable actions in the handling of such claims or assume the handling of such claim in the name of Vitol, all at Coffeyville’s cost and expense. To the extent that Coffeyville believes that any claim should be made by Vitol for the account of Coffeyville against any third party (whether a Counterparty, terminal facility, pipeline, storage facility or otherwise), Vitol will take any commercially reasonable actions as requested by Coffeyville either directly, or by allowing Coffeyville to do so, to prosecute such claim all at Coffeyville’s cost and expense and all recoveries resulting from the prosecution of such claim shall be for the account of Coffeyville. Vitol shall, in a commercially reasonable manner, cooperate with Coffeyville in prosecuting any such claim and shall be entitled to assist in the prosecution of such claim at Coffeyville’s expense. All costs, expenses and damages arising from such claim (including demurrage) shall be solely for Coffeyville’s account except to the extent arising from Vitol’s negligence or willful misconduct, it being the express intention of the Parties that Coffeyville shall solely assume all performance and credit risk of such Person’s default or nonperformance, regardless of the reason therefore to the extent that such claims relate to the acquisition, transportation or handling of Crude Oil. All amounts required to settle any claims pursuant hereto, shall be included in the Transportation and Direct Costs component of the Transfer Price.

5.7 Insurance. Vitol shall procure and maintain in full force and effect throughout the term of this Agreement insurance coverages of the following types and amounts and with insurance companies rated not less than A- by A.M. Best, or otherwise reasonably satisfactory to Coffeyville in respect of Vitol’s purchase of Crude Oil under this Agreement (provided the foregoing shall not limit Coffeyville’s obligation to reimburse any insurance costs pursuant to Article 9):

(a) Property (cargo) damage coverage on an “all risk” basis in an amount sufficient to cover the market value or potential full replacement cost of all Crude Oil (including, but not limited to Crude Oil cargoes and Crude Oil in transit in pipelines) to be delivered to Coffeyville at a Delivery Point. In the event that the market value or potential full replacement cost of all Crude Oil (Crude Oil cargoes and Crude Oil in transit in pipelines) exceeds the insurance limits available or the insurance limits available at commercially reasonable rates in the insurance marketplace, Vitol will maintain the

PORTIONS OF THIS AGREEMENT DENOTED WITH THREE ASTERISKS (***) HAVE BEEN

OMITTED AND WILL BE SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT

WITH THE SECURITIES AND EXCHANGE COMMISSION

highest insurance limit available at commercially reasonable rates; provided, however, that Vitol will promptly notify Coffeyville (and, in any event prior to the transportation of any Crude Oil that would not be fully insured) of Vitol’s inability to fully insure any Crude Oil and provide full details of such inability. Notwithstanding anything to the contrary herein, Coffeyville, may, at its option and expense, upon prior notice to Vitol, endeavor to procure and provide such property damage coverage for the Crude Oil.

(b) Comprehensive or commercial general liability coverage and umbrella or excess liability coverage, which includes bodily injury, broad form property damage and contractual liability, marine or charterers’ liability and “sudden and accidental pollution” liability coverage in a minimum amount of $300,000,000 per occurrence and $500,000,000 in the aggregate.

5.8 Additional Insurance Requirements.

(a) The foregoing policies shall include an endorsement that the underwriters waive all rights of subrogation against Coffeyville.

(b) Vitol shall cause its insurance carriers to furnish Coffeyville with insurance certificates, in a standard form and from a properly authorized party reasonably satisfactory to Coffeyville, evidencing the existence of the coverages and endorsements required. The certificates shall specify that no insurance will be canceled during the term of this Agreement unless Coffeyville is given 30 days advance written notice prior to cancellation becoming effective. Vitol also shall provide renewal certificates within thirty (30) days before expiration of the policy.

(c) The mere purchase and existence of insurance does not reduce or release either Party from any liability incurred or assumed under this Agreement.

(d) Vitol shall comply with all notice and reporting requirements in the foregoing policies and timely pay all premiums.

ARTICLE 6

DELIVERY

6.1 Delivery Points. Unless specifically agreed otherwise by the Parties, all Crude Oil shall be delivered to Coffeyville at the Delivery Points. All such deliveries shall be evidenced by a meter ticket issued by the relevant Pipeline System or storage operator at the Delivery Points.

6.2 Alternate Delivery Point. In certain cases due to operational constraints or commercial concerns, Coffeyville may direct Vitol to sell or exchange Crude Oil on its behalf to a third party purchaser and any gains or losses from such sales or exchanges shall be for the account of Coffeyville (each a “Third Party Sale Transaction”). Any such amounts shall be included in the Withdrawal Invoice, unless the Parties mutually agree to document any such transaction as a price roll, with respect to the WTI Price, in accordance with common oil industry trading practices.

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6.3 Title and Risk of Loss. Title and risk of loss to the Crude Oil shall pass from Vitol to Coffeyville at the Delivery Points, and Coffeyville shall assume custody of Crude Oil as it passes the Delivery Points. Before custody transfer at the Delivery Points, Vitol shall be solely responsible for compliance with all Applicable Laws, including all Environmental Laws, pertaining to the possession, handling, use and processing of such Crude Oil and shall indemnify and hold harmless Coffeyville, its Affiliates and their agents, representatives, contractors, employees, directors and officers, for all Liabilities, directly or indirectly, arising therefrom, except to the extent such Liabilities are caused by or attributable to any of the matters for which Coffeyville is indemnifying Vitol pursuant to Article 18. At and after custody transfer at the Delivery Points, Coffeyville shall be solely responsible for compliance with all Applicable Laws, including all Environmental Laws, pertaining to the possession, handling, use and processing of such Crude Oil and shall indemnify and hold harmless Vitol, its Affiliates and their agents, representatives, contractors, employees, directors and officers, for all Liabilities directly or indirectly arising therefrom, except to the extent that such Liabilities are due to the negligence or willful misconduct of Vitol.

6.4 Casualty and Other Losses. If a Catastrophic Loss of Crude Oil occurs but prior to the passage of title to Coffeyville, any such Catastrophic Loss shall be for Vitol’s account. Conversely, any Catastrophic Loss of Crude Oil occurring on or after the passage of risk of loss shall be for Coffeyville’s account. Notwithstanding anything to the contrary herein, any Crude Oil Gains and Losses shall be borne by and for the account of Coffeyville and shall be included in the Transfer Price.

6.5 Vessel Chartering. Vitol shall be responsible for chartering all vessels required hereunder upon commercially reasonable terms and conditions; Vitol shall make all nominations of vessels and shall negotiate all chartering aspects with the relevant charterparties, including any inspection rights and insurance provisions, and shall otherwise take any and all actions required for the ocean transportation of Crude Oil. Notwithstanding anything to the contrary herein, Coffeyville may recommend to Vitol from time to time particular vessel chartering opportunities that become known to Coffeyville.

6.6 Pipeline Nominations.

(a) Responsibility of Vitol. Prior to the beginning of each month of the Term, Vitol shall be responsible for making pipeline and terminal nominations for such month; provided that, Vitol’s obligation to make such nominations shall be conditioned on its receiving from Coffeyville the Monthly Crude Nomination in time to comply with the lead times required by such pipelines and terminals. Coffeyville shall provide to Vitol information in a timely manner in order to make such nominations or other scheduling actions. Vitol shall not be responsible if a Pipeline System is unable to accept Vitol’s nomination or if the Pipeline System must allocate Crude Oil among its shippers, except to the extent that such non-acceptance is due to the negligence or willful misconduct of Vitol.

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(b) Responsibility of Coffeyville. Coffeyville shall have direct contact with the terminal and pipeline personnel and will direct, as Vitol’s agent, the daily transportation and blending of Crude Oil in such terminal. Coffeyville shall indemnify and hold harmless Vitol for any and all Liabilities related to or arising out of such agency, and the Parties acknowledge and agree that the scope of such agency is strictly limited to the terms hereof.

(c) Spearhead Pipeline Procedures. Notwithstanding anything to the contrary herein, all shipments of Crude Oil on the Spearhead Pipeline shall be subject to the procedures set forth in Schedule C. The Spearhead Pipeline capacity that is subject to this Agreement shall only be used by Vitol for the benefit of Coffeyville.

(d) TransCanada Keystone Pipeline. Coffeyville and Vitol have entered into the following agreement with Keystone dated March 28, 2011, to wit: Notice and Acknowledgment of Authorization to Act (Keystone Pipeline System) (the “Keystone Agreement”), authorizing Vitol to act for and on behalf of Coffeyville regarding certain transactions on the Keystone Pipeline, including transportation pursuant to Coffeyville’s Transportation Services Agreement (“TSA”) with respect to the Keystone Pipeline. Vitol agrees that it shall only utilize such Keystone Pipeline transportation capacity for the benefit of Coffeyville, and that all rights related to the use of such Keystone Pipeline capacity (including but not limited to Keystone Pipeline allocation rights) shall be the sole and exclusive property of Coffeyville. Except as otherwise provided in Section 16.5, Coffeyville and Vitol agree that the Keystone Agreement shall terminate and be of no further force and effect thirty (30) days after the date that Keystone receives written notice of termination from either Coffeyville or Vitol; provided that, the Party giving such notice simultaneously provides notice thereof to the other Party. All Crude Oil injected into the Keystone Pipeline by Vitol shall be owned exclusively by Vitol and Coffeyville agrees and acknowledges that Vitol shall have no obligation to Keystone, and assumes no liability with respect to any minimum throughput, deficiency fees, or similar obligations of Coffeyville to Keystone; provided, however, that Vitol shall fully and completely indemnify and hold harmless Coffeyville for any such Liabilities to Keystone to the extent, but only to the extent, caused by an Event of Default by Vitol under this Agreement or the failure of Vitol to comply with the terms of the Keystone tariff or the TSA.

6.7 Purchase and Sale of Gathered Crude. Coffeyville and Vitol agree that from time to time upon the request of Coffeyville, Vitol shall enter into a purchase agreement or purchase agreements to purchase Gathered Crude from Coffeyville and resell such Gathered Crude to Coffeyville at any of the Delivery Points. The purchase and resale price for each such described purchase and sale transaction shall be the same and no Origination Fee shall be added thereto.

PORTIONS OF THIS AGREEMENT DENOTED WITH THREE ASTERISKS (***) HAVE BEEN

OMITTED AND WILL BE SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT

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ARTICLE 7

NOMINATIONS

7.1 Monthly Nomination. No later than the first (1st) day of each month during the Term, Coffeyville shall provide a preliminary nomination, via facsimile to Vitol, of the volume of Crude Oil it desires Vitol to purchase from Counterparties for the following month. Such nomination shall specify the anticipated delivery of Crude Oil by volume and grade. In addition, by the twenty-fifth (25th) day of each month during the Term, Coffeyville will advise Vitol via facsimile of its Crude Oil requirements for the Refinery for the following month (each, the “Monthly Crude Nomination”). The Monthly Crude Nomination shall be consistent with the blending program established by Coffeyville with the Terminal Operators.

7.2 Daily Nomination. By 10:30 a.m. CT of each Business Day, Coffeyville shall provide Vitol and the Terminal Operator with a nomination for Crude Oil to be delivered during the 24 hour period immediately following therefrom (the “Crude Oil Withdrawal”). For each day that is not a Business Day, Coffeyville shall provide Vitol a nomination for each such non-Business Day during the immediately preceding Business Day. The Parties acknowledge that for pricing purposes a Crude Oil Withdrawal may be comprised of multiple Crude Oil Lots or portions thereof. Coffeyville shall nominate the oldest Crude Oil Lot in the event that there are two (2) or more Crude Oil Lots of the same crude oil grade available for delivery.

7.3 Changes to Nominations. Coffeyville shall notify Vitol promptly upon learning of any material change in any previously provided projections or if it is necessary to reschedule any pipeline nominations confirmed by the applicable Terminal Operator. Vitol shall schedule any changes in nominations through the applicable Terminal Operator, as necessary, and all costs associated therewith shall be for Coffeyville’s account, including any costs associated with resetting the applicable WTI Contracts to reflect such changes to the nominated volumes.

ARTICLE 8

CRUDE OIL INSPECTION AND MEASUREMENT

8.1 Delivered Volumes. The volume of all Crude Oil purchased and sold under this Agreement shall be based on the bill of lading volumes (the “B/L Volumes”) under the applicable Third Party Contracts. Specifically, the B/L Volumes shall be equal to (a) in the case of FOB marine deliveries based on load port volumes, the quantity of Crude Oil specified in the applicable bill of lading, as determined by the Independent Inspector designated in the Third Party Contract, (b) in the case of marine deliveries based on delivered volumes, the quantity of Crude Oil discharged into shore tanks, as determined by the Independent Inspector designated in the Third Party Contract, and (c) in the case of pipeline deliveries, the pipeline meter ticket volumes received by Vitol under the applicable Third Party Contract. The actual volume of Crude Oil delivered to Coffeyville at a Delivery Point shall be based on the pipeline meter ticket at the flange connection between the applicable delivering pipeline and the receiving storage facility at such Delivery Point. Any differences between the applicable B/L Volumes and the actual volumes delivered to Coffeyville at the Delivery Points shall be accounted for as Crude Oil Gains and Losses.

PORTIONS OF THIS AGREEMENT DENOTED WITH THREE ASTERISKS (***) HAVE BEEN

OMITTED AND WILL BE SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT

WITH THE SECURITIES AND EXCHANGE COMMISSION

8.2 Quality of Delivered Volumes. The quality of all volumes of Crude Oil delivered to Coffeyville hereunder shall be based on the determination of the Independent Inspector pursuant to the applicable Third Party Contract. Vitol shall promptly deliver to Coffeyville a copy of each such Independent Inspector’s report.

8.3 Inspector’s Reports. Certificates of quality and quantity countersigned by the Independent Inspector shall be final and binding on both Parties, absent manifest error or fraud. Coffeyville shall instruct the Independent Inspector to retain samples of Crude Oil for a period of ninety (90) days from and after the date of each measurement.

8.4 Recalibration of Designated Tanks. Vitol may, acting reasonably, require at any time that the Designated Tanks be recalibrated in accordance with the procedures set forth in this Section 8.4. Notwithstanding the foregoing, the Parties agree that not less than once each calendar year, the Parties shall instruct the Independent Inspector to calibrate the Designated Tanks and measure the volume of Crude Oil contained therein. The Independent Inspector’s report shall be distributed to each Party and the results therein shall be final and binding on the Parties, absent fraud or manifest error. The Parties shall thereafter adjust its books and records to reflect the actual volumes of Crude Oil reflected in the Independent Inspector’s report. If such volumes are not consistent with the B/L Volumes, any surplus or shortfall shall be accounted for as Crude Oil Gains and Losses. All costs and fees related to the recalibration of the Designated Tanks shall be for Coffeyville’s account.

ARTICLE 9

PRICE AND PAYMENT FOR CRUDE OIL

9.1 Crude Oil Purchase Price. For each Crude Oil Lot to be delivered to the Delivery Points, Coffeyville shall pay Vitol an amount equal to the transfer price (the “Transfer Price”), which shall be equal to (***). The provisions of this Article 9 are intended to apply only for pricing purposes and shall not be deemed or construed to alter the intention of the Parties that all Crude Oil shall be owned exclusively by Vitol until the passage of title occurs consistent with the provisions of Section 6.3. Notwithstanding anything to the contrary herein, the Transfer Price for Transactions shall be a floating price based on the mutually agreed index of market prices (adjusted for contract differentials and WTI Price Rolls) plus Vitol’s costs to acquire and deliver Crude Oil, and plus the Origination Fee, all as more specifically set forth in Article 9, including but not limited to Section 9.3(b). For purposes of such calculations, the following provisions shall apply:

(a) WTI Price. Not later than one (1) Business Day prior to the first (1st) day that the applicable Third Party Contract(s) commences pricing in accordance with the terms thereof, Coffeyville may nominate one or more WTI Contracts to be included in the Transfer Price as the WTI price (the “WTI Price”). In the event that Coffeyville nominates more than one WTI Contract, Coffeyville will designate the percentage of the

PORTIONS OF THIS AGREEMENT DENOTED WITH THREE ASTERISKS (***) HAVE BEEN

OMITTED AND WILL BE SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT

WITH THE SECURITIES AND EXCHANGE COMMISSION

Crude Oil Lot applicable to each WTI Contract, with the total of all such percentages to equal one hundred percent (100%). If Coffeyville fails to nominate any WTI Contracts within such time frame, the second-line WTI Contract shall be deemed to be the WTI Price for the subject Crude Oil Lot. The actual WTI Price used in calculating the Transfer Price shall be the settlement value published the first day following the date of delivery of the applicable Crude Oil Withdrawal.

(b) WTI Price Rolls. Coffeyville may at any time change a WTI Contract by notifying Vitol of the new WTI Contract. The Parties shall mutually agree to the values applicable to any such changes to the applicable WTI Contract(s). For the avoidance of doubt, the Parties acknowledge that Vitol shall not be required to enter into any such WTI Contracts on Coffeyville’s behalf or to deliver evidence of any such WTI Contracts to Coffeyville. Rather, it is the intent of the Parties that any applicable rolls of WTI Contracts shall be accounted for in the valuation process of the WTI Differential. Absent any instructions from Coffeyville to the contrary, the Parties agree that an expiring WTI Contract will roll to the next succeeding month contract, effective on the first (1st) Business Day prior to the day of expiration of such WTI Contract. WTI rolls contemplated by this Section shall be executed at values mutually agreed to by the Parties.

(c) WTI Differential. The WTI differential (the “WTI Differential”) shall be equal to the difference between the Contract Price and the weighted average of the WTI Contract(s) corresponding to the subject Crude Oil Lot, or portion thereof, where the WTI Contract prices are the settlement prices over the days the Contract Price is determined. The WTI Differential shall be amended, as necessary, to reflect the substitution or replacement of any WTI Contracts, to include, but not be limited to, WTI Price rolls pursuant to Section 9.1(b), and grade exchange differentials, if any. All actual or deemed costs and fees related to any substitution or replacement of any WTI Contracts shall be for Coffeyville’s account.

(d) Transportation and Direct Costs. Transportation and direct costs (“Transportation and Direct Costs”) shall include all actual direct and indirect third party expenses and/or Agreed Costs associated with acquiring and moving Crude Oil from the acquisition point to the Delivery Points, including, but not limited to, freight, lightering, inspection fees, insurance, wharfage and dock fees, canal fees, port expenses and ship’s agent fees, export charges, customs duties and user fees, tariffs, Taxes (including harbor maintenance Taxes), any charges imposed by a Governmental Authority, tankage and throughput charges, broker’s fees, demurrage, pipeline loss allowances, terminal fees, Deemed L/C Fees. For the sake of greater clarity and without limiting the previous sentence, Transportation and Direct Costs includes all actual direct and indirect third party expenses and/or Agreed Costs associated with the settlement or discharge of crude oil contracts for physical delivery where such physical contracts arise as a necessary and direct consequence of a Crude Oil Lot, including but not limited to exchange for difference contracts, location exchange contracts, and WTS-WTI buy-sell contracts.

PORTIONS OF THIS AGREEMENT DENOTED WITH THREE ASTERISKS (***) HAVE BEEN

OMITTED AND WILL BE SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT

WITH THE SECURITIES AND EXCHANGE COMMISSION

9.2 Withdrawal Invoices.

(a) Crude Oil Withdrawal Invoices. With respect to each Crude Oil Withdrawal, Vitol shall prepare and deliver to Coffeyville a Crude Oil Withdrawal Invoice. Such Crude Oil Withdrawal Invoice shall identify the actual volume and grade of Crude Oil delivered at the applicable Delivery Point.

(b) Provisional Crude Oil Withdrawal Invoices. In order to accommodate Coffeyville’s need to make Crude Oil Withdrawals during periods that may result in a payment day falling on a date that is not a Business Day, Vitol shall have the right to issue a Provisional Crude Oil Withdrawal Invoice with respect to any Crude Oil Withdrawal that is not documented in a Crude Oil Withdrawal Invoice. Notwithstanding the foregoing, Vitol shall issue a Provisional Crude Oil Invoice only if the Required Number of Invoices to be Paid (as determined pursuant to paragraph (d) below) exceeds the number of outstanding Withdrawal Invoices.

(c ) Payment Days. Each Crude Oil Withdrawal Invoice shall be due and payable in accordance with the number of payment days (the “Payment Days”) designated by Vitol in writing. Vitol shall give Coffeyville written notice of the Payment Days (the “Notice of Payment Days”), which notice shall remain in effect until Vitol delivers a subsequent Notice of Payment Days. As of the Commencement Date the Payment Days specified in the Notice of Payment Days attached hereto as Schedule E shall apply. The provisions of this Section 9.2(c) shall only pertain, however, to Crude Oil Withdrawal Invoices and all other invoices (including any invoices issued pursuant to Section 9.6) shall be due and payable upon receipt.

(d) Payment of Withdrawal Invoices. Each Business Day, Vitol shall calculate the number of Withdrawal Invoices that must be paid by Coffeyville (the “Required Number of Invoices to be Paid”) on such Business Day, as well as its forecast of the Required Number of Invoices to be Paid on the immediately following Business Day (which shall be provided for advisory purposes only). Vitol shall deliver written notice of the foregoing calculations to Coffeyville, identifying the specific Withdrawal Invoices to be paid on the then current Business Day, which shall be based on the premise that the oldest Withdrawal Invoice shall be paid first. The Required Number of Invoices to be Paid by Coffeyville as of the date of calculation shall be equal to:

(i)	the number of Withdrawal Invoices unpaid on the date of calculation; plus

(ii) the number of Closed Days between the date of calculation and the next successive Business Day; plus

(iii) the number of Accumulation Days as of the date of calculation; minus

(iv) the number of Payment Days required by Vitol as of the date of calculation.

In the event that the Required Number of Invoices to be Paid exceeds the number of Withdrawal Invoices unpaid on the date of calculation, Vitol shall prepare and deliver to Coffeyville one or more Provisional Crude Oil Invoices so that the Required Number of Invoices to be Paid equals the number of Withdrawal Invoices outstanding. In the event that a Provisional Crude Oil Invoice is issued pursuant hereto, such invoice shall be due and payable on the date of issuance.

PORTIONS OF THIS AGREEMENT DENOTED WITH THREE ASTERISKS (***) HAVE BEEN

OMITTED AND WILL BE SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT

WITH THE SECURITIES AND EXCHANGE COMMISSION

9.3 Calculation of the Transfer Price.

(a) Invoice Calculations. The purchase price set forth in the Withdrawal Invoice (the “Provisional Transfer Price”) shall be equal to the Transfer Price for the specified Crude Oil Withdrawal. Vitol, acting reasonably, shall use its best estimates for calculating the Transportation and Direct Costs applicable to such Crude Oil Withdrawal to the extent that such amounts are not yet ascertainable. Each Crude Oil Lot, or portion thereof, included in a Crude Oil Withdrawal shall be allocated on a first-in, first-out basis, and the Withdrawal Invoice shall be based on the Transfer Price applicable, on a volumetric basis, to each such Crude Oil Lot, or portion thereof. Vitol shall use its best estimate of the trading price for purposes of calculating the WTI Price component of the Transfer Price. In the event that two or more WTI Contracts apply to a Crude Oil Lot, the Provisional Transfer Price shall be computed using the WTI Contracts in sequential order beginning with the most prompt contract first. The Parties acknowledge that the Provisional Transfer Price will be trued-up in accordance with Section 9.4 to reflect the actual Transfer Price based on the actual components set forth in Section 9.1.

(b) Components of Transfer Price. Prior to a Crude Oil Withdrawal of a Crude Oil Lot, or portion thereof, Vitol shall continuously update its books and records to reflect the best information available with respect to each component of the Transfer Price for such Crude Oil Lot, or portion thereof, including volume and costs. Upon the occurrence of the first Crude Oil Withdrawal with respect to a Crude Oil Lot, or portion thereof, the Transportation and Direct Costs component of the Transfer Price for purposes of the Provisional Invoice shall be established and any subsequent revisions to the Transfer Price as a result of obtaining more accurate information with respect to the Transportation and Direct Costs shall be addressed in the true-up calculations pursuant to Section 9.4. All other components of the Transfer Price (other than the Transportation and Direct Costs and the Origination Fee) shall be continually updated by Vitol and the best available information shall be used for purposes of calculating the Provisional Invoice.

9.4 True-Ups. Once the volume of a Crude Oil Lot has been delivered to a Delivery Point or an Alternate Delivery Point and all pipeline statements related to such Crude Oil Lot have been received, Vitol shall prepare and deliver to Coffeyville an invoice (the “True-Up Invoice”) that corrects the Withdrawal Invoices previously issued related to such Crude Oil Lot to reflect the actual prices and actual volumes applicable to each component of the Transfer Price for each such Crude Oil Lot. Vitol shall have the right to issue additional True-Up Invoices until all numbers are final and accurate. In addition, if the actual volume of a Crude Oil Lot differs from the volumes used in calculating the Withdrawal Invoices, then the true-up for such volume correction shall use the Transfer Prices applicable to such Crude Oil Lot. In the event that the sum set forth in the True-Up Invoice is greater than the sum set forth in the Withdrawal Invoices, the difference shall be paid by Coffeyville to Vitol; however, if the sum set forth in the Withdrawal Invoice exceeds the sum set forth in the True-Up Invoice, the difference shall be paid by Vitol to Coffeyville. All amounts due and owing hereunder (the “True-Up Payment”) shall be paid by the owing Party to the other Party on the next Business Day following Coffeyville’s receipt of the corrected invoice.

PORTIONS OF THIS AGREEMENT DENOTED WITH THREE ASTERISKS (***) HAVE BEEN

OMITTED AND WILL BE SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT

WITH THE SECURITIES AND EXCHANGE COMMISSION

9.5 Payment Terms Adjustment. Vitol will compute an adjustment to the Transfer Price to give Coffeyville the equivalent economic benefit of standard industry payment terms for Crude Oil acquired by Coffeyville (the “Payment Terms Adjustment”). On the first (1st) Business Day following the nineteenth (19th) day of each month, Vitol shall compute the Payment Terms Adjustment for the period from the nineteenth (19th) day of the previous month until the eighteenth (18th) day of such current month (the “Working Capital Period”), and shall deliver to Coffeyville a working capital statement in sufficient detail (the “Working Capital Statement”). The Payment Terms Adjustment shall be equal to (***) for each day in the Working Capital Period. The Daily Capital Charge shall be equal to (***). Any payments due under this Section 9.5, shall be payable on the fifth (5th) Business Day following Vitol’s delivery of the Working Capital Statement to Coffeyville but, in no event, later than the last day of the calendar month which immediately follows the calendar month to which such payment applies.

9.6 Other Statements. If any other amount is due from one Party to the other hereunder (not including the Transfer Price), and if provision for the invoicing of that amount due is not made elsewhere in this Agreement, then the Party to whom such amount is due shall furnish a statement therefore to the other Party, along with pertinent information showing the basis for the calculation thereof. Upon request, the Party who issued a statement under this Section 9.6 shall provide reasonable supporting documentation to substantiate any amount claimed to be due.

9.7 Payment.

(a) Form of Payment. Each Party shall pay, or cause to be paid, by telegraphic transfer of same day funds in U.S. Dollars, all amounts that become due and payable by such Party to a bank account or accounts designated by and in accordance with instructions issued by the other Party. Each payment of undisputed amounts (the disputed portion of which is addressed under Section 9.8) owing hereunder shall be in the full amount due without reduction or offset for any reason (except as expressly allowed under this Agreement), including Taxes, exchange charges or bank transfer charges. Notwithstanding the immediately preceding sentence, the paying Party shall not be responsible for a designated bank’s disbursement of amounts remitted to such bank, and a deposit in same day funds of the full amount of each statement with such bank shall constitute full discharge and satisfaction of such statement.

(b) Payment Date. If any payment due date should fall on a Saturday or non-Monday weekday that is not a Business Day in New York City, payment is to be made on the immediately preceding Business Day. If the payment due date should fall on a Sunday or Monday which is not a Business Day in New York City, payment is to be made on the immediately following Business Day.

PORTIONS OF THIS AGREEMENT DENOTED WITH THREE ASTERISKS (***) HAVE BEEN

OMITTED AND WILL BE SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT

WITH THE SECURITIES AND EXCHANGE COMMISSION

(c) Interest. All payments under this Agreement not paid by the due date as defined herein shall accrue interest at the Base Interest Rate. Interest shall run from, and including, the applicable due date of the payment to, but excluding, the date that payment is received.

9.8 Disputed Payments. In the event of a disagreement concerning any statement or invoice issued pursuant hereto, the owing Party shall make provisional payment of the total amount owing and shall promptly notify the receiving Party of the reasons for such disagreement, except that in the case of an obvious error in computation, the owing Party shall pay the correct amount disregarding such error. Statements may be contested by a Party only if, within a period of one (1) year after a Party’s receipt thereof, the owing Party serves on the receiving Party notice questioning their correctness. If no such notice is served, statements shall be deemed correct and accepted by all Parties. The Parties shall cooperate in resolving any dispute expeditiously. Within five (5) Business Days after resolution of any dispute as to a statement, the Party owing a disputed amount, if any, shall pay such amount, with interest at the Base Interest Rate from the original due date to but not including the date of payment.

ARTICLE 10

TAXES

Coffeyville shall be liable for (i) all Taxes imposed on Crude Oil as a result of the transportation, storage, importation or transfer of title of such Crude Oil from Vitol to Coffeyville at the Delivery Points, and (ii) all Taxes imposed after delivery of such Crude Oil to Coffeyville at the Delivery Points.

ARTICLE 11

INFORMATION AND REQUESTS FOR ADEQUATE ASSURANCES

11.1 Financial Information. Coffeyville shall provide Vitol (a) within ninety (90) days following the end of each of its fiscal years (or such later date on which the annual report is delivered by Coffeyville or its Affiliates to the SEC), a copy of its or its Affiliate’s annual report, containing audited consolidated financial statements for such fiscal year certified by independent certified public accountants, (b) within forty-five (45) days after the end of its first three (3) fiscal quarters of each fiscal year (or such later date on which the applicable quarterly report is delivered by Coffeyville or its Affiliates to the SEC), a copy of its quarterly report, containing unaudited consolidated financial statements for such fiscal quarter and (c) within fifty (50) days after the end of each month, a monthly income statement, balance sheet and cash flow statement prepared consistently with prior practices. In all cases the statements shall be for the most recent accounting period and the annual and quarterly statements shall be prepared in accordance with GAAP; provided, however, that should any such statements not be timely available due to a delay in preparation or certification, such delay shall not be considered an Event of Default so long as Coffeyville or its Affiliates diligently pursues

PORTIONS OF THIS AGREEMENT DENOTED WITH THREE ASTERISKS (***) HAVE BEEN

OMITTED AND WILL BE SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT

WITH THE SECURITIES AND EXCHANGE COMMISSION

the preparation, certification and delivery of such statements and provided further, however, that in the event Coffeyville or its Affiliates cease filing such reports with the SEC, then Coffeyville shall provide to Vitol financial reports in the same form and on the same schedule as Coffeyville or its Affiliates provide such financial reports to its/their lenders. For purposes of this Section 11.1, “Affiliate” will include any Affiliate whose annual report or quarterly report includes Coffeyville.

11.2 Notification of Certain Events. Each Party shall notify the other Party at least one Business Day prior to any of the following events, as applicable:

(a) As to Coffeyville, it or any of its Affiliates’ binding agreement to sell, lease, sublease, transfer or otherwise dispose of, or grant any Person (including an Affiliate) an option to acquire, in one transaction or a series of related transactions, all or a material portion of the Refinery assets; or

(b) As to either Party, its or any of its Affiliates’ binding agreement to consolidate or amalgamate with, merge with or into, or transfer all or substantially all of its assets to, another entity (including an Affiliate).

For purposes of this Section 11.2, an Affiliate of Coffeyville shall include entities up to the level of CVR Energy, Inc., but not above CVR Energy, Inc., and an Affiliate of Vitol shall include only Vitol Holdings BV. In addition, this Section 11.2 shall not apply to any future public offering of stock (or partnership units) of Coffeyville or any of its Affiliates, including, but not limited to CVR Partners, LP, or to an internal corporate reorganization where the ultimate beneficial ownership of such party does not change.

11.3 Adequate Assurances. Vitol may, in its sole discretion and upon notice to Coffeyville, require that Coffeyville provide it with satisfactory security for or adequate assurance (“Adequate Assurance”) of Coffeyville’s performance within three (3) Business Days of giving such notice if:

(a) Vitol reasonably determines that reasonable grounds for insecurity exist with respect to Coffeyville’s ability to perform its obligations hereunder; or

(b) Coffeyville defaults with respect to any payment hereunder (after giving effect to any applicable grace period).

Vitol’s right to request Adequate Assurance pursuant to Section 11.3(a) shall include, but not be limited to any internal corporate reorganization where Coffeyville or CVR Energy, Inc., as the case may be, is not as creditworthy following such transaction as prior thereto.

In the event Vitol gives such a notice pursuant to Section 11.3(a) above, such notice shall include a summary of the information upon which Vitol has based its determination that such reasonable grounds for insecurity exist. Such summary shall be in sufficient detail to reasonably communicate Vitol’s grounds that insecurity exists; however, in no event shall the nature of Vitol’s notice relieve Coffeyville of its obligation to provide Adequate Assurance hereunder.

PORTIONS OF THIS AGREEMENT DENOTED WITH THREE ASTERISKS (***) HAVE BEEN

OMITTED AND WILL BE SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT

WITH THE SECURITIES AND EXCHANGE COMMISSION

11.4 Eligible Collateral. Any requirement for Adequate Assurance shall be satisfied only by Coffeyville’s delivery of Eligible Collateral. Eligible Collateral shall be posted in an amount equal to not less than Vitol’s financial exposure under this Agreement (the “Cover Exposure”). Cover Exposure shall mean the amount that is the difference between the Crude Oil valued at the applicable Provisional Transfer Prices and the fair market value of the Crude Oil, which shall reflect any adjustments for the quality of the Crude Oil as compared to WTI and which amount is not negative. (For the avoidance of doubt, Crude Oil shall mean the total aggregate volume of all Crude Oil held by Vitol on the date of such calculations). In addition, in order to continue to satisfy any requirement for Adequate Assurance, the amount of any Eligible Collateral shall be adjusted from time to time so that it is sufficient to satisfy the Cover Exposure, as it may fluctuate from time to time. Vitol shall, from time to time, compute the Cover Exposure in a commercially reasonable manner.

11.5 Failure to Give Adequate Assurance. Without prejudice to any other legal remedies available to Vitol and without Vitol incurring any Liabilities (whether to Coffeyville or to a third party), Vitol may, at its sole discretion, take any or all of the following actions if Coffeyville fails to give Adequate Assurance as required pursuant to Section 11.3: (a) withhold or suspend its obligations, including payment obligations, under this Agreement, (b) proceed against Coffeyville for damages occasioned by Coffeyville’s failure to perform or (c) exercise its termination rights under Article 17.

11.6 Coffeyville Right to Terminate. Notwithstanding anything to the contrary herein, Coffeyville may, within sixty (60) days of its providing Adequate Assurance hereunder and upon five (5) days prior written notice to Vitol, terminate this Agreement. Such termination by Coffeyville shall not be a default hereunder and shall be deemed a termination pursuant to Article 17; provided that nothing in this Section 11.6 shall limit any of Vitol’s rights in the event Coffeyville fails to maintain Adequate Assurance or any other Event of Default with respect to Coffeyville occurs.

ARTICLE 12

REFINERY TURNAROUND, MAINTENANCE AND CLOSURE

12.1 Scheduled Maintenance. Coffeyville shall provide to Vitol on the Commencement Date and on an annual basis thereafter, at least thirty (30) days prior to the beginning of each calendar year during the Term, its anticipated timing of Scheduled Maintenance during the upcoming year, and shall update such schedule as soon as practical following any change to the maintenance schedule. The Parties shall cooperate with each other in establishing maintenance and turnaround schedules that do not unnecessarily interfere with the receipt of Crude Oil that Vitol has committed to purchase.

12.2 Unscheduled Maintenance. Coffeyville shall immediately notify Vitol orally (followed by prompt written notice) of any previously unscheduled downtime, maintenance or turnaround and the expected duration of such unscheduled downtime, maintenance or turnaround.

PORTIONS OF THIS AGREEMENT DENOTED WITH THREE ASTERISKS (***) HAVE BEEN

OMITTED AND WILL BE SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT

WITH THE SECURITIES AND EXCHANGE COMMISSION

12.3 Failure to Accept Deliveries. In the event that the Refinery is unable, for whatever reason other than Scheduled Maintenance, to accept deliveries of Crude Oil for a period of thirty (30) consecutive days, consistent with prior practices, then Vitol shall be entitled to suspend deliveries of Crude Oil until such time as the Refinery has resumed its normal receipt schedule. During such period of suspension, Vitol, at its option and its sole discretion, shall be entitled to (a) deliver the Crude Oil to an alternate location in accordance with instructions received from Coffeyville and demand immediate payment from Coffeyville for such Crude Oil, or (b) sell such Crude Oil to a third party, in which case Coffeyville shall be liable to Vitol for any shortfall, or Vitol shall be liable to Coffeyville for any excess, between (i) the revenues received by Vitol from such third party sale and (ii) the price that Coffeyville would have paid Vitol pursuant to this Agreement, plus all direct and indirect costs of cover and documented hedge expenses. Any amount owed to a Party pursuant to this Section 12.3 shall be included in the next True-Up Payment.

ARTICLE 13

COMPLIANCE WITH APPLICABLE LAWS

13.1 Compliance With Laws. Each Party shall, in the performance of its duties under this Agreement, comply in all material respects with all Applicable Laws. Each Party shall maintain the records required to be maintained by Environmental Laws and shall make such records available to the other Party upon request.

13.2 Reports. All reports or documents rendered by either Party to the other Party shall, to the best of such rendering Party’s knowledge and belief, accurately and completely reflect the facts about the activities and transactions to which they relate. Each Party shall promptly notify the other Party if at any time such rendering Party has reason to believe that the records or documents previously furnished to such other Party are no longer accurate or complete in any material respect.

ARTICLE 14

FORCE MAJEURE

14.1 Event of Force Majeure. Neither Party shall be liable to the other Party if it is rendered unable by an event of Force Majeure to perform in whole or in part any of its obligations hereunder, for so long as the event of Force Majeure exists and to the extent that performance is hindered by the event of Force Majeure; provided, however, that the Party unable to perform shall use all commercially reasonable efforts to avoid or remove the event of Force Majeure. During the period that performance by one of the Parties of a part or whole of its obligations has been suspended by reason of an event of Force Majeure, the other Party likewise may suspend the performance of all or a part of its obligations to the extent that such suspension is commercially reasonable, except for any payment and indemnification obligations.

PORTIONS OF THIS AGREEMENT DENOTED WITH THREE ASTERISKS (***) HAVE BEEN

OMITTED AND WILL BE SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT

WITH THE SECURITIES AND EXCHANGE COMMISSION

14.2 Notice. The Party rendered unable to perform its obligations hereunder shall give notice to the other Party within twenty-four (24) hours after receiving notice of the occurrence of an event of Force Majeure, including, to the extent feasible, the details and the expected duration of the event of Force Majeure and the volume of Crude Oil affected. Such Party shall promptly notify the other Party when the event of Force Majeure is terminated.

14.3 Termination and Curtailment. In the event that a Party’s performance is suspended due to an event of Force Majeure in excess of ninety (90) consecutive days from the date that notice of such event is given, and so long as such event is continuing, the non-claiming Party, in its sole discretion, may terminate or curtail its obligations under this Agreement by notice to the other Party, and neither Party shall have any further liability to the other Party in respect of this Agreement except for the rights and remedies previously accrued under this Agreement, including any payment and indemnification obligations by either Party under this Agreement.

14.4 Resumption of Performance. If this Agreement is not terminated pursuant to this Article 14 or any other provision of this Agreement, performance of this Agreement shall resume to the extent made possible by the end or amelioration of the event of Force Majeure in accordance with the terms of this Agreement; provided, however, that the Term of this Agreement shall not be extended for the period of any event of Force Majeure.

ARTICLE 15

MUTUAL REPRESENTATIONS, WARRANTIES AND COVENANTS

Each Party represents and warrants to the other Party as of the Commencement Date of this Agreement and as of the date of each purchase and sale of Crude Oil hereunder, that:

(a) It is an “Eligible Contract Participant” as defined in Section 1a (12) of the Commodity Exchange Act, as amended.

(b) It is a “forward contract merchant” in respect of this Agreement and each sale of Crude Oil hereunder is a forward contract for purposes of the Bankruptcy Code.

(c) It is duly organized and validly existing under the laws of the jurisdiction of its organization or incorporation and in good standing under such laws.

(e) It has the corporate, governmental or other legal capacity, authority and power to execute this Agreement, to deliver this Agreement and to perform its obligations under this Agreement, and has taken all necessary action to authorize the foregoing.

(e) The execution, delivery and performance in the preceding paragraph (d) do not violate or conflict with any Applicable Law, any provision of its constitutional documents, any order or judgment of any court or Governmental Authority applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets.

PORTIONS OF THIS AGREEMENT DENOTED WITH THREE ASTERISKS (***) HAVE BEEN

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(f) All governmental and other authorizations, approvals, consents, notices and filings that are required to have been obtained or submitted by it with respect to this Agreement have been obtained or submitted and are in full force and effect, and all conditions of any such authorizations, approvals, consents, notices and filings have been complied with.

(g) Its obligations under this Agreement constitute its legal, valid and binding obligations, enforceable in accordance with its terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application regardless of whether enforcement is sought in a proceeding in equity or at law and an implied covenant of good faith and fair dealing).

(h) No Event of Default under Article 16 with respect to it has occurred and is continuing, and no such event or circumstance would occur as a result of its entering into or performing its obligations under this Agreement.

(i) There is not pending or, to its knowledge, threatened against it any action, suit or proceeding at law or in equity or before any court, tribunal, Governmental Authority, official or any arbitrator that is likely to affect the legality, validity or enforceability against it of this Agreement or its ability to perform its obligations under this Agreement.

(j) It is not relying upon any representations of the other Party, other than those expressly set forth in this Agreement.

(k) It has entered into this Agreement as principal (and not as advisor, agent, broker or in any other capacity, fiduciary or otherwise), with a full understanding of the material terms and risks of the same, and is capable of assuming those risks.

(l) It has made its trading and investment decisions (including their suitability) based upon its own judgment and any advice from its advisors as it has deemed necessary, and not in reliance upon any view expressed by the other Party.

(m) The other Party (i) is acting solely in the capacity of an arm’s-length contractual counterparty with respect to this Agreement, (ii) is not acting as a financial advisor or fiduciary or in any similar capacity with respect to this Agreement and (iii) has not given to it any assurance or guarantee as to the expected performance or result of this Agreement.

(n) Neither it nor any of its Affiliates has been contacted by or negotiated with any finder, broker or other intermediary in connection with the sale of Crude Oil hereunder who is entitled to any compensation with respect thereto (other than brokers’ fees agreed upon by the Parties).

(o) None of its directors, officers, employees or agents or those of its Affiliates has received or will receive any commission, fee, rebate, gift or entertainment of significant value in connection with this Agreement.

PORTIONS OF THIS AGREEMENT DENOTED WITH THREE ASTERISKS (***) HAVE BEEN

OMITTED AND WILL BE SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT

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ARTICLE 16

DEFAULT AND REMEDIES

16.1 Events of Default. Notwithstanding any other provision of this Agreement, an Event of Default shall be deemed to occur with respect to a Party when:

(a) Such Party fails to make payment when due under this Agreement, within one (1) Business Day of a written demand therefor.

(b) Other than a Default described in Sections 16.1(a) and (c), such Party fails to perform any obligation or covenant to the other Party under this Agreement, which failure is not cured to the satisfaction of the other Party (in its sole discretion) within five (5) Business Days from the date that such Party receives written notice that corrective action is needed.

(c) Such Party breaches any material representation or material warranty made or repeated or deemed to have been made or repeated in this Agreement by such Party, or any warranty or representation in this Agreement proves to have been incorrect or misleading in any material respect when made or repeated or deemed to have been made or repeated under this Agreement; provided, however, that if such breach is curable, it is only an Event of Default if such breach is not cured to the reasonable satisfaction of the other Party (in its sole discretion) within ten (10) Business Days from the date that such Party receives notice that corrective action is needed.

(d) Such Party or its Designated Affiliate (i) defaults under a Specified Transaction and, after giving effect to any applicable notice requirement or grace period, there occurs a liquidation of, an acceleration of obligations under, or any early termination of, such Specified Transaction, (ii) defaults, after giving effect to any applicable notice requirement or grace period, in making any payment or delivery due on the last payment, delivery or exchange date of, or any payment on early termination of, a Specified Transaction (or such default continues for at least three (3) Business Days if there is no applicable notice requirement or grace period) or (iii) disaffirms, disclaims, repudiates or rejects, in whole or in part, a Specified Transaction (or such action is taken by any Person appointed or empowered to operate it or act on its behalf).

(e) Such Party becomes Bankrupt.

(f) Coffeyville fails to provide Adequate Assurance in accordance with Section 11.3.

(g) Coffeyville or any of its Affiliates sells, leases, subleases, transfers or otherwise disposes of, in one transaction or a series of related transactions, all or a material portion of the assets of the Refineries to a completely unrelated third party which is not an Affiliate.

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(h) There shall occur either (i) a default, event of default or other similar condition or event (however described) in respect of Coffeyville or any of its Affiliates under one or more agreements or instruments relating to any Specified Indebtedness in an aggregate amount of not less than $20,000,000 which has resulted in such Specified Indebtedness becoming due and payable under such Specified Indebtedness and instruments before it would have otherwise been due and payable or (ii) a default by Coffeyville or any of its Affiliates (individually or collectively) in making one or more payments on the due date thereof in an aggregate amount of not less than $10,000,000 under such agreements or instruments relating to any Specified Indebtedness (after giving effect to any applicable notice requirement or grace period), provided that a default under clause (ii) above shall not constitute an Event of Default if (a) the default was caused solely by error or omission of an administrative or operational nature; (b) funds were available to enable Coffeyville or its Affiliate, as the case may be, to make the payment when due; and (c) the payment is made within two (2) Business Days of such Coffeyville’s or its Affiliates, as the case may be, receipt of written notice of its failure to pay.

(i) Coffeyville or CVR Energy, Inc. (i) consolidates or amalgamates with, merges with or into, or transfers all or substantially all of its assets to, another entity (including an Affiliate) or any such consolidation, amalgamation, merger or transfer is consummated, and (ii) the successor entity resulting from any such consolidation, amalgamation or merger or the Person that otherwise acquires all or substantially all of the assets of Coffeyville or CVR Energy, Inc. (a) does not assume, in a manner reasonably satisfactory to Vitol, all of Coffeyville’s obligations hereunder, or (b) has an “issuer credit” rating below BBB- by Standard and Poor’s Ratings Group or Baa3 by Moody’s Investors Service, Inc. (or an equivalent successor rating classification).

Neither a future public offering of stock of Coffeyville or any of its Affiliates (including, but not limited to CVR Energy, Inc.) nor a future public offering of units of CVR Partners, LP, or any internal corporate reorganization in connection therewith, shall result in an Event of Default under this Agreement pursuant to clauses (g) and (i) above. In addition, a spin-off of CVR Partners, LP to the stockholders of CVR Energy, Inc. and/or an internal corporate reorganization where the ultimate beneficial ownership of such Party does not change shall not result in an Event of Default under this Agreement pursuant to clauses (g) and (i) above.

Coffeyville shall be the Defaulting Party upon the occurrence of any of the events described in clauses (f), (g), (h) and (i) above.

16.2 Remedies. Notwithstanding any other provision of this Agreement, upon the occurrence of an Event of Default with respect to either Party (the “Defaulting Party”), the other Party (the “Performing Party”) shall in its sole discretion, in addition to all other remedies available to it and without incurring any Liabilities to the Defaulting Party or to third parties, be entitled to do one or more of the following: (a) suspend its performance under this Agreement without prior notice to the Defaulting Party, (b) proceed against the Defaulting Party for damages occasioned by the Defaulting Party’s failure to perform, (c) upon one (1) Business Day’s notice to the Defaulting Party,

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OMITTED AND WILL BE SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT

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immediately terminate and liquidate all Transactions between the Parties by calculating a Termination Payment, in the manner set forth in Section 17.2, and (iv) exercise its rights of liquidation and setoff with respect to all Specified Transactions as set forth in Section 17.4. Notwithstanding the foregoing, in the case of an Event of Default described in Section 16.1(e), no prior notice shall be required.

16.3 Instructions Concerning Operational Matters. At any time upon an Event of Default by Coffeyville, Vitol may instruct (a) the Terminal Operators to cancel any Crude Oil nominations scheduled for delivery from Vitol to Coffeyville and re-nominate such Crude Oil to Vitol’s consignee as Vitol may direct and (b) the relevant Pipeline Systems that Vitol will be using Coffeyville’s nominated shipping capacity to ship Crude Oil that otherwise would be sold to Coffeyville to Vitol’s consignee as Vitol may direct. It is the Parties’ understanding that all Crude Oil shall be exclusively owned and controlled by Vitol until delivered to Coffeyville at a Delivery Point.

16.4 Forbearance Period. If an Event of Default of the type referred to in Section 16.1(h) occurs, Vitol agrees that, for a period of up to sixty (60) consecutive calendar days thereafter (the “Forbearance Period”), it shall forbear from exercising its rights and remedies under Section 16.2 to the extent it is otherwise entitled to do so based on such occurrence; provided that:

(a) at all times during the Forbearance Period, either the Cover Exposure shall equal zero or the aggregate amount of Undrawn Letters of Credit shall exceed the Cover Exposure; and

(b) at no time during the Forbearance Period shall any other Event of Default have occurred.

The Forbearance Period shall end on the earlier to occur of (i) the sixtieth (60th) day following the occurrence of the Specified Indebtedness Event of Default or (ii) the time as of which the condition in either clause (a) or (b) of Section 16.4 is no longer satisfied. During the Forbearance Period, Vitol shall continue to supply Crude Oil to Coffeyville pursuant to the provisions hereof.

From and after the end of the Forbearance Period, Vitol shall be entitled to exercise any and all of the rights and remedies it may have (including under Section 16.2) based on the occurrence of such Event of Default as if no Forbearance Period had occurred (regardless of whether such Event of Default has been remedied or waived during such Forbearance Period).

16.5 Additional Remedies for Vitol Event of Default. If Vitol commits an Event of Default, including becoming Bankrupt, then in addition to any other rights or remedies available hereunder, Coffeyville may cause the termination of this Agreement within the meaning of Section 556 of the Bankruptcy Code by (i) providing notice of termination to Vitol, and (ii) providing notice of termination to third parties of any and all assignments of lease storage agreements, terminalling agreements, throughput agreements and pipeline transportation rights agreements, including but not limited to the Keystone

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Notice of Agency and Acknowledgement of Authorization to Act, the Enterprise Temporary Assignment of Lease Storage Agreement, the Plains Marketing Temporary Assignment of Terminalling Agreement (No. 1), the Plains Marketing Temporary Assignment of Amended and Restated Terminalling Agreement, the Plains Marketing Temporary Assignment of Terminalling Agreement (No. 2) and the Plains Marketing Temporary Assignment of Throughput Agreement (Duncan) and any future similar agreements or amendments thereof. In this regard, Vitol acknowledges that time is of the essence and Coffeyville may act unilaterally to minimize economic damages and disruption to its business. Such notices of termination referenced in this Section 16.5 shall be effective five (5) days after the date of such notices. Any Crude Oil not purchased by Coffeyville within such five (5) day period shall be sold by Vitol and any such sale shall be treated as a Third Party Sale Transaction.

ARTICLE 17

FINAL SETTLEMENT AT TERMINATION

17.1 Effects of Termination. Upon the termination or expiration of this Agreement, Coffeyville shall acquire (a) all Crude Oil located in the Designated Tanks and (b) all Crude Oil in transit by vessel or in pipelines to be delivered into the Designated Tanks (collectively, the “Final Inventory”), all of which shall be purchased by Coffeyville at the Transfer Price effective as of the date of termination or expiration. Such final purchase and sale Transactions shall be invoiced by Vitol and paid for by Coffeyville in accordance with the procedures set forth in Article 9, except that Vitol may prepare and deliver to Coffeyville True-Up Invoices as soon as the necessary information becomes available. The Final Inventory volumes shall be the sum of the following: (i) the volume of Crude Oil in the Designated Tanks as determined by the records of each Designated Tank operator, (ii) the volume of Crude Oil in transit by vessel or pipeline as determined by the records of each vessel or pipeline operator and (iii) the CRCT Cushing Volumes as determined by the Independent Inspector in accordance with Schedule F. In the event that Coffeyville fails to purchase such Crude Oil in accordance with the terms of this Section 17.1, Vitol shall be entitled to sell the Crude Oil and such sale shall be treated as a Third Party Sale Transaction.

17.2 Close Out of Transactions Under the Agreement. Upon the occurrence of an Event of Default, the Performing Party shall, in its sole discretion, in addition to all other remedies available to it and without incurring any Liabilities to the Defaulting Party or to third parties, be entitled to designate a date not earlier than the date of such notice (the “Termination Date”) on which all Transactions shall terminate. The Performing Party shall be entitled to close out and liquate each Transaction at its market price, as determined by the Performing Party in a commercially reasonable manner as of the Termination Date, and to calculate an amount equal to the difference, if any, between the market price and the Transfer Price for each Transaction. The Performing Party shall aggregate the net gain or loss with respect to all terminated Transactions as of the Termination Date to a single dollar amount (the “Liquidation Amount”). The Performing Party shall notify the Defaulting Party of the Liquidation Amount due from or due to the Defaulting Party, after taking into account any collateral or margin held by either Party (the “Termination Payment”).

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17.3 Payment of Termination Payment. As soon as reasonably practicable after the Termination Date, the Performing Party shall provide the Defaulting Party with a statement showing, in reasonable detail, the calculation of the Liquidation Amount and the Termination Payment. If the Defaulting Party owes the Termination Payment to the Performing Party, the Defaulting Party shall pay the Termination Payment on the first (1st) Business Day after it receives the statement. If the Performing Party owes the Termination Payment to the Defaulting Party, the Performing Party shall pay the Termination Payment once it has reasonably determined all amounts owed by the Defaulting Party to it under all Transactions and its rights of setoff under Section 17.4.

17.4 Close Out of Specified Transactions. An Event of Default under this Agreement shall constitute a material breach and an event of default, howsoever described, under all Specified Transactions. The Performing Party (or any of its Affiliates) may, by giving a notice to the Defaulting Party, designate a Termination Date for all Specified Transactions and, upon such designation, terminate, liquidate and otherwise close out all Specified Transactions. If the Performing Party elects to designate a Termination Date under this Section 17.4 for Specified Transactions, the Performing Party shall calculate, in accordance with the terms set forth in such Specified Transactions, the amounts, whether positive or negative, due upon early termination under each Specified Transaction and shall determine in good faith and fair dealing the aggregate sum of such amounts, whether positive or negative (“Specified Transaction Termination Amount”). If a particular Specified Transaction does not provide a method for determining what is owed upon termination, then the amount due upon early termination shall be determined pursuant to Section 17.2, as if the Specified Transaction was a Transaction. On the Termination Date or as soon as reasonably practicable thereafter, the Performing Party shall provide the Defaulting Party with a statement showing, in reasonable detail, the calculation of the Specified Transaction Termination Amount. If the Specified Transaction Termination Amount is a negative number, and the Performing Party owes a Termination Payment to the Defaulting Party, the Performing Party shall pay the Defaulting Party the Specified Transaction Termination Amount at the time of its payment of the Termination Payment under Section 17.2. If the Specified Transaction Termination Amount is a positive number, the Defaulting Party shall pay the Performing Party such Specified Transaction Termination Amount on demand; provided, however, that the Performing Party, at its election, may setoff any Termination Payment owed by the Defaulting Party to the Performing Party pursuant to Section 17.2 against any Specified Transaction Termination Amount owed by the Performing Party to the Defaulting Party and may setoff any Specified Transaction Termination Amount owed to the Performing Party by the Defaulting Party against any Termination Payment owed by the Performing Party to the Defaulting Party pursuant to Section 17.2. The Performing Party shall notify the Defaulting Party of any setoff affected under this Section 17.4.

17.5 Non-Exclusive Remedy. The Performing Party’s rights under this Article 17 shall be in addition to, and not in limitation or exclusion of, any other rights that it may have (whether by agreement, operation of law or otherwise), including any rights and remedies under the UCC; provided, however, that (a) if the Performing Party elects to exercise its rights under Section 17.2, it shall do so with respect to all Transactions, and (b) if the Performing Party elects to exercise its rights under Section 17.4, it shall do

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so with respect to all Specified Transactions. The Performing Party may enforce any of its remedies under this Agreement successively or concurrently at its option. No delay or failure on the part of a Performing Party to exercise any right or remedy to which it may become entitled on account of an Event of Default shall constitute an abandonment of any such right, and the Performing Party shall be entitled to exercise such right or remedy at any time during the continuance of an Event of Default. All of the remedies and other provisions of this Article 17 shall be without prejudice and in addition to any right of setoff, recoupment, combination of accounts, lien or other right to which any Party is at any time otherwise entitled (whether by operation of law, in equity, under contract or otherwise).

17.6 Indemnity. The Defaulting Party shall indemnify and hold harmless the Performing Party for all Liabilities incurred as a result of the Default or in the exercise of any remedies under this Article 17, including any damages, losses and expenses incurred in obtaining, maintaining or liquidating commercially reasonable hedges relating to any Crude Oil sold and WTI Contracts entered into hereunder, all as determined in a commercially reasonable manner by the Performing Party.

ARTICLE 18

INDEMNIFICATION AND CLAIMS

18.1 Vitol’s Duty to Indemnify. To the fullest extent permitted by Applicable Law and except as specified otherwise elsewhere in this Agreement, Vitol shall defend, indemnify and hold harmless Coffeyville, its Affiliates, and their directors, officers, employees, representatives, agents and contractors for and against any Liabilities directly or indirectly arising out of (i) any breach by Vitol of any covenant or agreement contained herein or made in connection herewith or any representation or warranty of Vitol made herein or in connection herewith proving to be false or misleading, (ii) Vitol’s handling, storage or refining of any Crude Oil or the products thereof, (iii) any failure by Vitol to comply with or observe any Applicable Law, (iv) Vitol’s negligence or willful misconduct, or (v) injury, disease, or death of any person or damage to or loss of any property, fine or penalty, as well as any Liabilities directly or indirectly arising out of or relating to environmental losses such as oil discharges or violations of Environmental Law before a Delivery Point in performing its obligations under this Agreement, except to the extent that such injury, disease, death, or damage to or loss of property was caused by the negligence or willful misconduct on the part of Coffeyville, its Affiliates or any of their respective employees, representatives, agents or contractors.

18.2 Coffeyville’s Duty to Indemnify. To the fullest extent permitted by Applicable Law and except as specified otherwise elsewhere in this Agreement, Coffeyville shall defend, indemnify and hold harmless Vitol, its Affiliates, and their directors, officers, employees, representatives, agents and contractors for and against any Liabilities directly or indirectly arising out of (i) any breach by Coffeyville of any covenant or agreement contained herein or made in connection herewith or any representation or warranty of Coffeyville made herein or in connection herewith proving to be false or misleading, (ii) Coffeyville’s handling, storage or refining of any Crude Oil or the products thereof, (iii) Coffeyville’s negligence or willful misconduct, (iv) any

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failure by Coffeyville to comply with or observe any Applicable Law, or (v) injury, disease, or death of any person or damage to or loss of any property, fine or penalty, any of which is caused by Coffeyville or its employees, representatives, agents or contractors in the exercise of any of the rights granted hereunder, except to the extent that such injury, disease, death, or damage to or loss of property was caused by the negligence or willful misconduct on the part of Vitol, its Affiliates or any of their respective employees, representatives, agents or contractors.

18.3 Notice of Indemnity Claim. The Party to be indemnified (the “Indemnified Party”) shall notify the other Party (the “Indemnifying Party”) as soon as practicable after receiving notice of any claim, demand, suit or proceeding brought against it which may give rise to the Indemnifying Party’s obligations under this Agreement (such claim, demand, suit or proceeding, a “Third Party Claim”), and shall furnish to the Indemnifying Party the complete details within its knowledge. Any delay or failure by the Indemnified Party to give notice to the Indemnifying Party shall not relieve the Indemnifying Party of its obligations except to the extent, if any, that the Indemnifying Party shall have been materially prejudiced by reason of such delay or failure.

18.4 Defense of Indemnity Claim. The Indemnifying Party shall have the right to assume the defense, at its own expense and by its own counsel, of any Third Party Claim; provided, however, that such counsel is reasonably acceptable to the Indemnified Party. Notwithstanding the Indemnifying Party’s appointment of counsel to represent an Indemnified Party, the Indemnified Party shall have the right to employ separate counsel, and the Indemnifying Party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the Indemnifying Party to represent the Indemnified Party would present a conflict of interest or (ii) the Indemnifying Party shall not have employed counsel to represent the Indemnified Party within a reasonable time after notice of the institution of such Third Party Claim. If requested by the Indemnifying Party, the Indemnified Party agrees to reasonably cooperate with the Indemnifying Party and its counsel in contesting any claim, demand or suit that the Indemnifying Party defends, including, if appropriate, making any counterclaim or cross-complaint. All costs and expenses incurred in connection with the Indemnified Party’s cooperation shall be borne by the Indemnifying Party.

18.5 Settlement of Indemnity Claim. No Third Party Claim may be settled or compromised (i) by the Indemnified Party without the consent of the Indemnifying Party or (ii) by the Indemnifying Party without the consent of the Indemnified Party. Notwithstanding the foregoing, an Indemnifying Party shall not be entitled to assume responsibility for and control of any judicial or administrative proceedings if such proceedings involves an Event of Default by the Indemnifying Party which shall have occurred and be continuing. The mere purchase and existence of insurance does not reduce or release either Party from any liability incurred or assumed under this Agreement.

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ARTICLE 19

LIMITATION ON DAMAGES

Except as otherwise expressly provided in this Agreement, the Parties’ liability for damages is limited to direct, actual damages only, and neither Party shall be liable for specific performance, lost profits or other business interruption damages, or special, consequential, incidental, punitive, exemplary or indirect damages, in tort, contract or otherwise, of any kind, arising out of or in any way connected with the performance, the suspension of performance, the failure to perform or the termination of this Agreement. Each Party acknowledges the duty to mitigate damages hereunder.

ARTICLE 20

AUDIT RIGHTS

During the Term, either Party and its duly authorized representatives, upon reasonable notice and during normal working hours, shall have access to the accounting records and other documents maintained by the other Party that relate to this Agreement. Notwithstanding the foregoing, in no event shall either Party have any obligation to share with the other Party any books and records for transactions other than Transactions under this Agreement.

ARTICLE 21

CONFIDENTIALITY

21.1 Confidentiality Obligation. The Parties agree that the specific terms and conditions of this Agreement and any information exchanged between the Parties under this Agreement are confidential and shall not disclose them to any third party, except (a) as may be required by court order, Applicable Laws or a Governmental Authority or (b) to such Party’s or its Affiliates’ employees, auditors, directors, consultants, banks, financial advisors, rating agencies, insurance companies, insurance brokers and legal advisors. All information subject to this confidentiality obligation shall only be used for purposes of and with regard to this Agreement and shall not be used by either Coffeyville or Vitol for any other purpose. Vitol acknowledges that pursuant to this Agreement it will be receiving material nonpublic information with regard to CVR Energy, Inc. and will be prohibited from trading in CVR Energy’s, Inc. shares while in possession of such information, as U.S. securities laws prohibit trading shares of a company while in possession of material nonpublic information. The confidentiality obligations under this Agreement shall survive termination of this Agreement for a period of one (1) year following the Termination Date. Notwithstanding anything to the contrary herein, the Parties agree that this Agreement may be filed at the SEC with any redactions therein, that may be requested by Coffeyville (after consultation with Vitol) and accepted by the SEC.

21.2 Disclosure. In the case of disclosure covered by Section 21.1(a) and if the disclosing Party’s counsel advises that it is permissible to do so, the disclosing Party shall notify the other Party in writing of any proceeding of which it is aware that may result in disclosure, and use reasonable efforts to prevent or limit such disclosure. The Parties shall be entitled to all remedies available at law, or in equity, to enforce or seek relief in connection with the confidentiality obligations contained herein.

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21.3 Tax Matters. Notwithstanding the foregoing, each Party agrees that it and its parent, subsidiaries and their directors, officers, employees, agents or attorneys may disclose to any and all persons the structure and any of the tax aspects of this Agreement transaction that are necessary to describe or support any U.S. federal income tax benefits that may result therefrom, or any materials relating thereto, that either Party has provided or will provide to the other Party and its subsidiaries and their directors, officers, employees, agents or attorneys in connection with this Agreement, except where confidentiality is reasonably necessary to comply with Applicable Laws.

ARTICLE 22

GOVERNING LAW

22.1 Choice of Law. THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED UNDER THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ITS CONFLICTS OF LAWS PRINCIPLES.

22.2 Jurisdiction. EACH OF THE PARTIES HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY FEDERAL COURT OF COMPETENT JURISDICTION SITUATED IN THE BOROUGH OF MANHATTAN, NEW YORK, OR, IF ANY FEDERAL COURT DECLINES TO EXERCISE OR DOES NOT HAVE JURISDICTION, IN ANY NEW YORK STATE COURT IN THE BOROUGH OF MANHATTAN (WITHOUT RECOURSE TO ARBITRATION UNLESS BOTH PARTIES AGREE IN WRITING), AND TO SERVICE OF PROCESS BY CERTIFIED MAIL, DELIVERED TO THE PARTY AT THE ADDRESS INDICATED BELOW. EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION TO PERSONAL JURISDICTION, WHETHER ON GROUNDS OF VENUE, RESIDENCE OR DOMICILE.

22.3 Waiver. EACH PARTY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDINGS RELATING TO THIS AGREEMENT.

ARTICLE 23

ASSIGNMENT

23.1 Successors. This Agreement shall inure to the benefit of and be binding upon the Parties, their respective successors and permitted assigns.

23.2 No Assignment. Neither Party shall assign this Agreement or its rights or interests hereunder in whole or in part, or delegate its obligations hereunder in whole or in part, without the express written consent, which consent shall not be unreasonably withheld, of the other Party except in the case of assignment to an Affiliate if (a) such Affiliate assumes in writing all of the obligations of the assignor and (b) the assignor provides the other Party with evidence of the Affiliate’s financial responsibility at least equal to that of the assignor. Further, no consent shall be required for transfer of an interest in this Agreement by merger provided that the transferee entity (x) assumes in

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writing all of the obligations of the transferor and (y) provides the other Party with evidence of financial responsibility at least equal to that of the transferor. If written consent is given for any assignment, the assignor shall remain jointly and severally liable with the assignee for the full performance of the assignor’s obligations under this Agreement, unless the Parties otherwise agree in writing.

23.3 Null and Void. Any attempted assignment in violation of this Article 23 shall be null and void ab initio and the non-assigning Party shall have the right, without prejudice to any other rights or remedies it may have hereunder or otherwise, to terminate this Agreement effective immediately upon notice to the Party attempting such assignment.

23.4 Assignment of Claims. If a dispute, claim or controversy should arise hereunder between Vitol and any Counterparty and Vitol is unwilling to contest or litigate such matter, the Parties shall agree to an assignment of Vitol’s rights and interests as necessary to allow Coffeyville to contest, litigate or resolve such matter by a mutually acceptable alternative means that will allow Coffeyville to pursue the claim.

ARTICLE 24

NOTICES

All invoices, notices, requests and other communications given pursuant to this Agreement shall be in writing and sent by facsimile, electronic mail or overnight courier. A notice shall be deemed to have been received when transmitted (if confirmed by the notifying Party’s transmission report), or on the following Business Day if received after 5:00 p.m. EST, at the respective Party’s address set forth below and to the attention of the person or department indicated. A Party may change its address, facsimile number or electronic mail address by giving written notice in accordance with this Article 24, which notice is effective upon receipt.

If to Coffeyville to:

Coffeyville Resources Refining & Marketing, LLC

2277 Plaza Drive, Suite 500

Sugar Land, Texas 77479

Attn: Chief Executive Officer

Fax: (281) 207- 3505

E-Mail: jjlipinski@cvrenergy.com

With a copy to:

Coffeyville Resources Refining & Marketing, LLC

10 East Cambridge Circle Drive, Suite 250

Kansas City, Kansas 66103

Attn: General Counsel

Fax: (913) 982-5651

E-Mail: esgross@cvrenergy.com

PORTIONS OF THIS AGREEMENT DENOTED WITH THREE ASTERISKS (***) HAVE BEEN

OMITTED AND WILL BE SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT

WITH THE SECURITIES AND EXCHANGE COMMISSION

If to VITOL to:

Vitol Inc.

1100 Louisiana Street, Suite 55

Houston, Texas 77002

Attn: James Dyer, IV

Fax: 713-230-1111

E-Mail: jcd@vitol.com

With a copy to:

Robbi Rossi

8904 FM 2920

Spring, Texas 77379

Fax: 281-251-7416

E-Mail: robbi@robbirossi.com

ARTICLE 25

NO WAIVER, CUMULATIVE REMEDIES

25.1 No Waiver. The failure of a Party hereunder to assert a right or enforce an obligation of the other Party shall not be deemed a waiver of such right or obligation. The waiver by any Party of a breach of any provision of, Event of Default or Potential Event of Default under this Agreement shall not operate or be construed as a waiver of any other breach of that provision or as a waiver of any breach of another provision of, Event of Default or Potential Event of Default under this Agreement, whether of a like kind or different nature.

25.2 Cumulative Remedies. Each and every right granted to the Parties under this Agreement or allowed to the Parties by law or equity, shall be cumulative and may be exercised from time to time in accordance with the terms thereof and applicable law.

ARTICLE 26

NATURE OF THE TRANSACTION AND RELATIONSHIP OF PARTIES

26.1 No Partnership. This Agreement shall not be construed as creating a partnership, association or joint venture between the Parties. It is understood that Coffeyville is an independent contractor with complete charge of its employees and agents in the performance of its duties hereunder, and, except as specifically set forth in Section 6.6(b), nothing herein shall be construed to make Coffeyville, or any employee or agent of Coffeyville, an agent or employee of Vitol.

26.2 Nature of the Transaction. Although the Parties intend and expect that the transactions contemplated hereunder constitute purchases and sales of Crude Oil between them, in the event that any transaction contemplated hereunder is reconstrued by any court, bankruptcy trustee or similar authority to constitute a loan from Vitol to Coffeyville, then Coffeyville shall be deemed to have pledged all Crude Oil (until such

PORTIONS OF THIS AGREEMENT DENOTED WITH THREE ASTERISKS (***) HAVE BEEN

OMITTED AND WILL BE SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT

WITH THE SECURITIES AND EXCHANGE COMMISSION

time as payment in respect of such Crude Oil has been made in accordance with the terms of this Agreement) as security for the performance of Coffeyville’s obligations under this Agreement, and shall be deemed to have granted to Vitol a first priority lien and security interest in such Crude Oil and all the proceeds thereof. Coffeyville hereby authorizes Vitol to file a UCC financing statement with respect to all Crude Oil, whether now owned or hereafter acquired, and all proceeds thereof. Notwithstanding the foregoing, the filing of any UCC financing statements made pursuant to this Agreement shall in no way be construed as being contrary to the intent of the Parties that the transactions evidenced by this Agreement be treated as sales of Crude Oil by Vitol to Coffeyville.

26.3 No Authority. Neither Party shall have the right or authority to negotiate, conclude or execute any contract or legal document with any third person on behalf of the other Party, to assume, create, or incur any liability of any kind, express or implied, against or in the name of the other Party, or to otherwise act as the representative of the other Party, unless expressly authorized in writing by the other Party.

ARTICLE 27

MISCELLANEOUS

27.1 Severability. If any Article, Section or provision of this Agreement shall be determined to be null and void, voidable or invalid by a court of competent jurisdiction, then for such period that the same is void or invalid, it shall be deemed to be deleted from this Agreement and the remaining portions of this Agreement shall remain in full force and effect.

27.2 Entire Agreement. The terms of this Agreement constitute the entire agreement between the Parties with respect to the matters set forth in this Agreement, supersedes all prior representations, agreements and understandings (including the Crude Oil Supply Agreement between the Parties, dated March 30, 2011, as amended April 24, 2012) and no representations or warranties shall be implied or provisions added in the absence of a written agreement to such effect between the Parties. This Agreement shall not be modified or changed except by written instrument executed by a duly authorized representative of each Party.

27.3 No Representations. No promise, representation or inducement has been made by either Party that is not embodied in this Agreement, and neither Party shall be bound by or liable for any alleged representation, promise or inducement not so set forth.

27.4 Time of the Essence. Time is of the essence with respect to all aspects of each Party’s performance of any obligations under this Agreement.

27.5 No Third Party Beneficiary. Nothing expressed or implied in this Agreement is intended to create any rights, obligations or benefits under this Agreement in any Person other than the Parties and their successors and permitted assigns.

PORTIONS OF THIS AGREEMENT DENOTED WITH THREE ASTERISKS (***) HAVE BEEN

OMITTED AND WILL BE SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT

WITH THE SECURITIES AND EXCHANGE COMMISSION

27.6 Survival. All confidentiality, payment and indemnification obligations (including the payment and indemnification obligations that arise out of termination) shall survive the expiration or termination of this Agreement.

27.7. Counterparts. This Agreement may be executed by the Parties in separate counterparts and initially delivered by facsimile transmission or otherwise, with original signature pages to follow and all such counterparts shall together constitute one and the same instrument.

27.8 FCPA. Each Party will comply strictly with the United States Foreign Corrupt Practices Act (the “FCPA”) and all anti-corruption laws and regulations of any country in which a Party performs obligations related to this Agreement. In furtherance of each Party’s FCPA compliance obligations, at no time during the continuance of this Agreement, will either Party pay, offer, give or promise to pay or give, any monies or any other thing of value, directly or indirectly to: (a) any officer or employee of any government, or any department, agency or instrumentality of any government; (b) any other person acting for, or on behalf of, any government, or any department, agency or instrumentality of any government; (c) any political party or any official of a political party; (d) any candidate for political office; (e) any officer, employee or other person acting for, or on behalf of, any public international organization; or (f) any other person, firm, corporation or other entity at the suggestion, request or direction of, or for the benefit of, any of the foregoing persons. Each Party represents and warrants that: (i) it is not owned or controlled by, or otherwise affiliated with, any government, or any department, agency or instrumentality of any government; and (ii) none of its officers, directors, principal shareholders or owners is an official or employee of any government or any department, agency or instrumentality of any government. Each Party acknowledges and agrees that breach of this section by one Party will be grounds for termination of this Agreement by the other Party.

27.9 Guaranties. On or before the Commencement Date, Coffeyville shall deliver to Vitol the Coffeyville Guaranty in the form set form and attached hereto as Exhibit A and Vitol shall deliver to Coffeyville the Vitol Guaranty in the form set forth and attached hereto as Exhibit B.

27.10 Bill of Sale. On the Commencement Date, Coffeyville shall deliver to Vitol a Bill of Sale in the form set forth and attached hereto as Exhibit D for the Commencement Date Sale Volumes.

[SIGNATURE PAGES FOLLOW]

PORTIONS OF THIS AGREEMENT DENOTED WITH THREE ASTERISKS (***) HAVE BEEN

OMITTED AND WILL BE SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT

WITH THE SECURITIES AND EXCHANGE COMMISSION

IN WITNESS WHEREOF, each Party has caused this Agreement to be executed by its duly authorized representative, effective as of the Commencement Date.

Vitol Inc.

By:	/s/ Miguel A. Loya

Title:	President
Date:	Sep. 1, 2012

2012 Crude Oil Supply Agreement Signature Page

PORTIONS OF THIS AGREEMENT DENOTED WITH THREE ASTERISKS (***) HAVE BEEN

OMITTED AND WILL BE SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT

WITH THE SECURITIES AND EXCHANGE COMMISSION

Coffeyville ResoH2 urces Refining & Marketing, LLC

By:	/s/ John J. Lipinski

Title:	CEO
Date:	8/29/12

2012 Crude Oil Supply Agreement Signature Page

PORTIONS OF THIS AGREEMENT DENOTED WITH THREE ASTERISKS (***) HAVE BEEN

OMITTED AND WILL BE SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT

WITH THE SECURITIES AND EXCHANGE COMMISSION

SCHEDULE A

TO AMENDED AND RESTATED CRUDE OIL SUPPLY AGREEMENT BETWEEN

VITOL INC. AND

COFFEYVILLE RESOURCES REFINING & MARKETING, LLC DATED

AUGUST 31, 2012

DELIVERY POINTS

“Delivery Point” means as follows:

(1) The outlet flange of the meter at the connection between the Plains Pipeline system and the Broome Station storage facility;

(2) The outlet flange of the meter at the connection between tanks (***) located at the Plains Marketing crude oil storage facility in Cushing and the Plains Red River Pipeline that delivers crude oil from Cushing to Ellis Junction, and

(3) The outlet flange of the meter at the connection between tanks (***) located at Duncan Junction and the Sunoco Excel Pipeline System at Duncan Junction.

PORTIONS OF THIS AGREEMENT DENOTED WITH THREE ASTERISKS (***) HAVE BEEN

OMITTED AND WILL BE SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT

WITH THE SECURITIES AND EXCHANGE COMMISSION

SCHEDULE B

TO AMENDED AND RETATED CRUDE OIL SUPPLY AGREEMENT BETWEEN

VITOL INC. AND

COFFEYVILLE RESOURCES REFINING & MARKETING, LLC DATED

AUGUST 31, 2012

DESIGNATED TANKS

The Designated Tanks are as follows:

1. Plains Marketing Terminal in Cushing:

Tank Numbers: (***)

2. Plains Marketing Terminal in Duncan, Oklahoma:

Tank Numbers: (***)

3. Terminal owned by CRCT (operated by Deeprock Oil Operating, LLC) in Cushing:

Tank Numbers: (***)

4. Enterprise Crude Pipeline LLC Terminal in Cushing, Oklahoma

Tank Numbers: (***)

PORTIONS OF THIS AGREEMENT DENOTED WITH THREE ASTERISKS (***) HAVE BEEN

OMITTED AND WILL BE SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT

WITH THE SECURITIES AND EXCHANGE COMMISSION

SCHEDULE C

TO AMENDED AND RESTATED CRUDE OIL SUPPLY AGREEMENT BETWEEN

VITOL INC. AND

COFFEYVILLE RESOURCES REFINING & MARKETING, LLC DATED

AUGUST 31, 2012

PROCEDURE FOR CRUDE OIL SHIPMENTS ON THE SPEARHEAD PIPELINE

The following procedures shall apply to all shipments of Crude Oil pursuant to the Agreement on the Spearhead Pipeline (“Spearhead P/L”)(any terms not specifically defined in this Schedule B shall have the meanings set forth in that Amended and Restated Crude Oil Supply Agreement Between Vitol Inc. and Coffeyville Resources Refining & Marketing, LLC dated August 31, 2012):

Transportation on Spearhead.

1.1 Vitol is a recognized “Shipper” on Spearhead P/L, as defined in the applicable tariff. As a Shipper, Vitol shall take delivery of and title to all Crude Oil that is to be transported over Spearhead P/L at the time such Crude Oil is injected into Spearhead P/L, which shall occur at Spearhead P/L’s intake flange located at Flanagan, Illinois or at any other alternative entry location as may become available on Spearhead P/L (each, an “Intake Point”).

1.2 All notifications and nominations with respect to any Crude Oil injected at the Intake Point shall be made exclusively by Vitol and/or the party selling Crude Oil to Vitol, and such notifications and nominations shall confirm that exclusive title to such Crude Oil is held by or is being transferred to Vitol as such Crude Oil is injected into Spearhead P/L.

1.3 At all times prior to any such Crude Oil entering the entry flange of the exit meter of Spearhead P/L, which exit meter is located in Cushing, Oklahoma (the “Exit Meter”), Vitol shall have exclusive and complete title to such Crude Oil, subject only to the rights of Spearhead P/L as a common carrier pursuant to the applicable tariff.

Exchange Transactions.

2.1 Subject to Section 2.4 below, on each calendar day from and including the date hereof through and including the day prior to the Termination Date, Vitol and Coffeyville shall be deemed to enter into an exchange transaction (each, an “Exchange Transaction”), upon and subject to the following terms and conditions:

(a) the exchange of Crude Oil contemplated by each Exchange Transaction shall commence on the day on which the Parties are deemed to have entered into that Exchange Transaction (each, an “Exchange Date”);

(b) a separate Exchange Transaction shall relate to each Exchange Date;

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PORTIONS OF THIS AGREEMENT DENOTED WITH THREE ASTERISKS (***) HAVE BEEN

OMITTED AND WILL BE SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT

WITH THE SECURITIES AND EXCHANGE COMMISSION

(c) the quantity of Crude Oil subject to each Exchange Transaction shall equal the Daily Batch (as defined below) for the relevant Exchange Date, and no other quantity of Crude Oil shall be subject to that Exchange Transaction;

(d) under each Exchange Transaction, (i) Vitol shall transfer to Coffeyville, as the Daily Batch for the relevant Exchange Date passes the entry flange of the Exit Meter, title in and to that Daily Batch, but only to the extent provided in Section 2.1(e) below; and in exchange therefor, (ii) Coffeyville shall transfer to Vitol, as such Daily Batch passes the intake flange of the pipeline or terminal that is directly connected to the exit flange of the Exit Meter (the “Receiving Facility”), all title that Coffeyville has or may be deemed to have in and to that Daily Batch;

(e) as to each Exchange Transaction, Coffeyville is acting and receiving the Crude Oil subject thereto solely as trustee, for the benefit of Vitol, and in its capacity as trustee it is acquiring mere legal title to such Crude Oil;

(f) at all times during an Exchange Transaction, Vitol shall retain all equitable title and beneficial interest in and to the Crude Oil subject thereto, Coffeyville shall hold legal title to such Crude Oil solely for the period contemplated by Section 2.1(d) above and, at the time specified in subclause (ii) of Section 2.1(d), Vitol shall reacquire all legal title thereto; and

(g) notwithstanding anything to the contrary in this Schedule C or any other documentation (including any documentation with or relating to Spearhead P/L or the Receiving Facility), Coffeyville’s legal title in and to any Crude Oil subject to an Exchange Transaction shall not arise until immediately prior to the time at which the Daily Batch subject to such Exchange Transaction begins to enter the entry flange of the Exit Meter.

2.2 Vitol and Coffeyville shall use their respective commercially reasonable efforts to give notification to Spearhead P/L and/or the Receiving Facility and to otherwise provide such nominations and documentation and comply with such procedures as shall be necessary to effect an in-line transfer of each Daily Batch (i) from Vitol to Coffeyville as close as practicable, but prior to, the commencement of such Daily Batch entering the entry flange of the Exit Meter and (ii) from Coffeyville to Vitol immediately upon such Daily Batch passing the exit flange of the Exit Meter.

2.3 For each Exchange Transaction, notwithstanding any losses of any nature that may occur, the quantity and quality of Crude Oil to be transferred to Vitol pursuant to Section 2.1(d)(ii) above shall be equal to the quantity and quality of Crude Oil transferred to Coffeyville pursuant to Section 2.1(d)(i) above. All losses of any nature occurring during or as a result of an Exchange Transaction shall be for the exclusive account of Coffeyville.

2.4 “Daily Batch” means, for any Exchange Date, the quantity of Crude Oil that, after having been transported on the Spearhead P/L for the account of Vitol, is metered through the entry flange of the Exit Meter during the 24 hour period commencing at 00:01 (CST) on that Exchange Date.

2

PORTIONS OF THIS AGREEMENT DENOTED WITH THREE ASTERISKS (***) HAVE BEEN

OMITTED AND WILL BE SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT

WITH THE SECURITIES AND EXCHANGE COMMISSION

3.	Rights and Obligations under Agreement.

3.1 This Schedule C shall in no way limit or diminish the rights and obligations of the Parties under the Agreement and is solely for the purpose of supplementing the Agreement with respect to shipments of Crude Oil on the Spearhead P/L.

3

PORTIONS OF THIS AGREEMENT DENOTED WITH THREE ASTERISKS (***) HAVE BEEN

OMITTED AND WILL BE SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT

WITH THE SECURITIES AND EXCHANGE COMMISSION

SCHEDULE D

TO AMENDED AND RESTATED CRUDE OIL SUPPLY AGREEMENT

BETWEEN VITOL INC. AND

COFFEYVILLE RESOURCES REFINING & MARKETING, LLC DATED

AUGUST 31, 2012

BUNDLED TRANSACTIONS

Bundled Transactions mean the following:

1. Western Canadian Select / Cold Lake Bundled Transaction:

(a) initial purchase of WCS (Canadian benchmark grade),

(b) sale of WCS verses the purchase of Cold Lake with a differential, and

(c) sale of the Cold Lake barrel at the inlet flange of the Hardisty terminal verses the purchase of a Cold Lake barrel at the exit flange of the Hardisty terminal.

This Bundled Transaction represents a total of three purchase transactions and two sale transactions; however, only the resulting purchased Barrels will be subject to the Origination Fee.

2. West Texas Intermediate / West Texas Sour Bundled Transaction:

(a) initial purchase of WTI at Cushing (U.S. benchmark grade),

(b) sale of the WTI at Cushing verses the purchase of WTS at Midland (Enterprise terminal) with differential, and

(c) sale of the WTS at Enterprise Midland verses the purchase of WTS at Plains Midland, with a differential reflecting terminal pump over charges, therefore allowing movement via Plains Pipeline system to Duncan, Oklahoma.

This Bundled Transaction represents a total of three purchase transactions and two sale transaction; however only the resulting purchased Barrels will be subject to the Origination Fee.

3. Other Bundled Transactions: The Parties acknowledge that there are many possible other types of Bundled Transactions. Coffeyville shall have the right to enter into any transaction it desires and request that such transaction be deemed to be a “Bundled Transaction.” Vitol, acting in a commercially reasonable manner, will either approve such transaction as a Bundled Transaction or reject such designation within three Business Days of Coffeyville’s request that such transaction be deemed to be a Bundled Transaction. If such transaction is approved by Vitol, such specific type of transaction shall thereafter be designated a Bundled Transaction.

PORTIONS OF THIS AGREEMENT DENOTED WITH THREE ASTERISKS (***) HAVE BEEN

OMITTED AND WILL BE SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT

WITH THE SECURITIES AND EXCHANGE COMMISSION

SCHEDULE E

TO AMENDED AND RESTATED CRUDE OIL SUPPLY AGREEMENT

BETWEEN VITOL INC. AND

COFFEYVILLE RESOURCES REFINING & MARKETING, LLC DATED

AUGUST 31, 2012

NOTICE OF PAYMENT DAYS

Coffeyville Resources Refining & Marketing, LLC

2277 Plaza Drive, Suite 500

Sugar Land, Texas 77479

Attn:                              August 31, 2012

Gentlemen:

In accordance with the provisions of Section 9.2(c) of the Amended and Restated Crude Oil Supply Agreement dated August 31, 2012 (the “Agreement”), between Vitol Inc. (“Vitol”) and Coffeyville Resources Refining & Marketing, LLC (“Coffeyville”), Vitol Inc. hereby gives notice to Coffeyville that the number of Payment Days for purposes of calculating the Required Number of Invoices to be Paid under the Agreement is (***).

This notice shall be effective as of the date hereof and shall remain in effect until Vitol issues and delivers a subsequent Notice of Payment Days to Coffeyville.

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

Sincerely,

Vitol Inc.

PORTIONS OF THIS AGREEMENT DENOTED WITH THREE ASTERISKS (***) HAVE BEEN

OMITTED AND WILL BE SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT

WITH THE SECURITIES AND EXCHANGE COMMISSION

SCHEDULE F

TO AMENDED AND RESTATED CRUDE OIL SUPPLY AGREEMENT

BETWEEN VITOL INC. AND

COFFEYVILLE RESOURCES REFINING & MARKETING, LLC DATED

AUGUST 31, 2012

VOLUME DETERMINATION AND PAYMENT PROCEDURE FOR

COMMENCEMENT DATE SALE VOLUMES AND CRCT CUSHING

VOLUMES PORTION OF FINAL INVENTORY

1.	GENERAL PROVISIONS

A.	Except as otherwise specifically provided herein, the following procedures shall apply to both the Commencement Date Sale Volumes and that portion of the Final Inventory that consists of the CRCT Cushing Volumes.

B.	The Commencement Date Sale Volumes shall be determined as follows:

(1) The Wynnewood Cushing Volumes shall be equal to the ending inventory volume on the Plains Marketing Shipper Status Report-Crude Oil Inventory report for the month of August, 2012;

(2) The Wynnewood Duncan Volumes shall be equal to the ending volume on the Plains Marketing Basin PL-Duncan Station inventory report for the month of August, 2012;

(3) The Enterprise Cushing Volumes shall be equal to the ending volume on the Enterprise inventory report for such Enterprise Cushing Volumes for the month of August, 2012 (approximately 38 Barrels);

(4) The Plains Midland Volumes and the Enterprise Midland Volumes shall be equal to the ending volume on the respective Plains Marketing Midland and the Enterprise Midland inventory reports for the month of August, 2012; and

(5) The CRCT Cushing Volumes (both quality and quantity) will be determined by the Independent Inspector in accordance with the procedures set forth in this Schedule F no earlier than 12:01 am CT on the Commencement Date.

C.	Purchase of Commencement Date Sale Volumes. Vitol shall purchase from Coffeyville the Commencement Date Sale Volumes as of 12:01 am CT on the Commencement Date.

D.	Purchase Price for Commencement Date Sale Volumes. The Commencement Date Sale Volumes shall be purchased and sold in accordance with the pricing provisions set forth in Article 9.1, except that no Origination Fee shall apply to such volumes. Payment for the Commencement Date Sale Volumes shall be due and payable in accordance with the procedures set forth in this Schedule F.

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PORTIONS OF THIS AGREEMENT DENOTED WITH THREE ASTERISKS (***) HAVE BEEN

OMITTED AND WILL BE SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT

WITH THE SECURITIES AND EXCHANGE COMMISSION

E.	Transfer of title and risk of loss to the Commencement Date Sale Volumes from Coffeyville to Vitol shall be deemed to have occurred simultaneously with Coffeyville’s receipt of the Provisional Payment for such Commencement Date Sale Volumes into the account designated by Coffeyville and transfer of the Final Inventory shall be deemed to have occurred simultaneously with Vitol’s receipt of payment into the account designated by Vitol.

2.	PROCEDURES FOR ESTIMATING COMMENCEMENT DATE SALE VOLUMES

A.	Before the close of business on August 29, 2012, Coffeyville shall deliver to Vitol a statement (the “August 29 Statement”) of its estimated Commencement Date Sale Volumes by quantity and grade. Such statement shall be based on Coffeyville’s July 31, 2012 physical inventory of the CRCT Cushing Volumes and the July 31, 2012 month end inventory statement from Plains Marketing for the Plains Midland Volumes and the July 31, 2012 month end inventory statement from Enterprise for the Enterprise Midland Volumes adjusted for (i) all crude oil in and out movements since such date, and (ii) all anticipated movements to occur prior to 12:01am CT on September 1, 2012. The statement shall include Coffeyville’s estimated price for each Crude Oil Lot included in the estimated Commencement Date Sale Volumes, in accordance with the pricing provisions set forth in Article 9.1 of the Agreement, based on the best available information. Vitol shall timely provide Coffeyville with comments, if any, concerning the August 29 Statement.

B.	Before the close of business on August 30, 2012, Coffeyville shall update the August 29 Statement and deliver to Vitol a revised statement based on the most current information available (the “August 30 Statement”). The August 30 Statement shall reflect any volumetric or pricing adjustments to Coffeyville’s estimates set forth in the August 29 Statement. Vitol shall timely provide Coffeyville with comments, if any, concerning the August 30 Statement.

C.	As soon as commercially possible on August 31, 2012, Coffeyville shall update the August 30 Statement and deliver to Vitol its revised closing statement based on the most current information available (the “August 31 Statement”). The prices set forth in the August 31 Statement shall be calculated pursuant to Article 9.1 of the Agreement with the final settlement prices as of August 30, 2012. The total value of the estimated Commencement Date Sale Volumes set forth in the August 31 Statement shall be the “Estimated Commencement Date Sale Volumes”. The Estimated Commencement Date Sale Volumes shall be subject to true-up pursuant to the provisions set forth below.

D.	Upon receipt of Coffeyville’s August 31 Statement in accordance with the foregoing procedure, Vitol shall pay Coffeyville or an account designated in writing by Coffeyville, no later than the close of business on August 31, 2012 via wire transfer of immediately available funds, an amount equal to ninety (90) percent of the invoiced amount (“Provisional Payment”) set forth in Coffeyville’s August 31 Statement.

2

PORTIONS OF THIS AGREEMENT DENOTED WITH THREE ASTERISKS (***) HAVE BEEN

OMITTED AND WILL BE SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT

WITH THE SECURITIES AND EXCHANGE COMMISSION

3.	PROCEDURE FOR PHYSICAL INVENTORY OF CRCT CUSHING VOLUMES PORTION OF THE COMMENCEMENT DATE SALE VOLUMES

A.	The Parties hereby mutually appoint Intertek Caleb Brett to act as the independent inspector (the “Independent Inspector”) with respect to the physical inventory determination of the CRCT Cushing Volumes. Prior to the Commencement Date, the Parties shall mutually cooperate to provide any necessary information to the Independent Inspector or to arrange any necessary site visits in preparation for the physical inventory of the CRCT Cushing Volumes on September 1, 2012. The Parties and the Independent Inspector shall mutually agree to an inventory schedule and pre-inventory procedures.

B.	The Independent Inspector shall conduct a physical inventory of the CRCT Cushing Volumes as of 12:01 on September 1, 2012. All gauging, temperature determinations, sampling and testing and net volume calculations will be performed by the Independent Inspector in accordance with the Independent Inspector’s standard practices and procedures. All CRCT Cushing Volumes shall be determined on a Net Standard Volume basis. Vitol and Coffeyville shall have the right to participate in the physical measurement of the CRCT Cushing Volumes by observing the gauging, temperature readings, sampling, calculations, etc.

C.	The Parties shall be deemed to have accepted the accuracy of the gauging and temperature measurements of the CRCT Cushing Volumes as recorded by the Independent Inspector. The tank gauge worksheets for the CRCT Cushing Volumes shall either be the Independent Inspector’s standard tank gauging worksheet or a form mutually developed.

4.	PROCEDURE FOR PHYSICAL INVENTORY OF CRCT CUSHING PORTION OF THE FINAL INVENTORY

A.	Upon expiration or termination of the Agreement, the Parties shall use the same physical inventory procedures as set forth above for the CRCT Cushing Volumes portion of the Commencement Date Sales Volumes for purposes of determining the quantity of the CRCT Cushing Volumes portion of the Final Inventory.

B.	Absent fraud or manifest error, the Independent Inspector’s calculation shall conclusively determine the volume of the CRCT Cushing Volumes portion of the net Inventory. Any Crude Oil not meeting its specifications in typical properties, as appropriate, will be dealt with separately between the Parties.

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PORTIONS OF THIS AGREEMENT DENOTED WITH THREE ASTERISKS (***) HAVE BEEN

OMITTED AND WILL BE SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT

WITH THE SECURITIES AND EXCHANGE COMMISSION

5.	FINAL REPORT

A.	Within twenty (25) Business Days after the Commencement Date or Termination Date, as applicable, the Independent Inspector shall provide the Parties with a final report of the physical inventory (the “Inspector’s Report”) of the CRCT Cushing Volumes portion of the Commencement Date Sales Volumes and the Final Inventory, as appropriate. Each Party shall have five (5) Business Days after receipt of the Inspector’s Report to question any provisions thereof; however, notwithstanding the foregoing, the provisions of the Inspector’s Report shall be final and binding absent fraud or manifest error.

6.	TRUE UP OF CRUDE OIL VALUATION

A.	The Estimated Commencement Date Sale Volumes will be trued up to actual based on (i) for the CRCT Cushing Volumes portion of the Commencement Date Sale Volumes, the Inspector’s Report and (ii) for the Plains Midland Volumes and the Enterprise Midland Volumes, the respective Plains Marketing and Enterprise inventory reports for August 2012 month end. The pricing used for calculating the value of any true-up volumes shall be the Transfer Price as of September 1, 2012 minus the Origination Fee. If the Commencement Date Sale Volumes is greater than ninety percent (90%) of the Estimated Commencement Date Sale Volumes (the “Preliminary Inventory Amount”), then Vitol shall make an additional payment to Coffeyville in an amount equal to the excess of the Commencement Date Sale Volumes over the Preliminary Inventory Amount. If the Estimated Commencement Sale Volumes is less than the Preliminary Inventory Amount, Coffeyville shall pay to Vitol an amount equal to the excess of the Preliminary Inventory Amount over the Commencement Date Sale Volumes. Any payment required by this Paragraph 7A shall be made no later than the second Business Day which immediately follows the date that the Commencement Date Sale Volumes is finally determined in accordance with this Schedule F.

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